UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc. (the “Company”).
Date: April 18, 2024
Time: 10:00 a.m., Eastern Daylight Time
Location: 720 Pennsylvania Drive, Exton, PA 19341-1129 USA
Purposes of the Meeting:
•
To elect four (4) directors to hold office until the annual meeting of shareholders in 2024, or until their respective successors have been duly elected and qualified;

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Adoption of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan;

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To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024;

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To transact any other business that may properly come before the meeting.

Record Date:
February 20, 2024 is the record date for the meeting. This means that holders of the Company’s common stock at the close of business on that date are entitled to receive notice of the meeting and vote at the meeting and any adjournment or postponement of the meeting.
In the event that the meeting is adjourned for one or more periods totaling at least 15 days due to the fact that there is not a proper quorum, the shareholders entitled to vote who attend the adjourned meeting, even if there is not a proper quorum, shall constitute a quorum for the purpose of acting upon any of the named matters above.
The Company considers your vote important and encourages you to vote as soon as possible.
/s/ SHAHRAM ASKARPOUR

President and Chief Executive Officer
March 5, 2024

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800

i

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
PROXY STATEMENT
for
Annual Meeting of Shareholders
April 18, 2024
The Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”) is soliciting your proxy to vote your shares at the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on April 18, 2024 at 10:00 a.m., Eastern Daylight Time, at the Company’s corporate offices at 720 Pennsylvania Drive, Exton, Pennsylvania.
On or about March 5, 2024, the Company will mail to its shareholders of record as of February 20, 2024, the record date for the Annual Meeting, a copy of this Proxy Statement (“Proxy Statement”), including the Notice of Annual Meeting of Shareholders (the “Notice”) and the Proxy Card, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as amended (the “Annual Report”). Please carefully review the Proxy Statement for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies, but copies are available to shareholders upon request.

ABOUT THE MEETING
Your vote is important.
You may revoke this proxy at any time before it is voted by written notice to the Company’s Interim Chief Financial Officer, Relland Winand, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, will be voted by one of the individuals named on your proxy card, as recommended by the Board. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s) to whom you wish to give your proxy.
Proxy Materials are Available on the Internet.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about March 5, 2024, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders of record as of February 20, 2024 with instructions on how to access the proxy materials online at proxyvote.com and how to vote. Other shareholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. Our proxy materials are also available at https://innovative-ss.com/investor-relations/investor-information.
Who can vote?
Shareholders of record at the close of business on February 20, 2024, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On February 20, 2024, 17,459,983 shares of Company common stock were outstanding and entitled to vote. The Company does not have any other classes of voting stock outstanding other than Company common stock. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors. A list of shareholders eligible to vote will be available at the offices of Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341 on the date of the Annual Meeting. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
What is “House-holding”?
If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have notified you that your household will receive only one Annual Report and Proxy Statement or Notice of Internet Availability for each company in which you hold stock through that broker or bank. This practice is known as “house-holding.” Unless you responded that you did not want to participate in “house-holding,” you were deemed to have consented to the process. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you wish to revoke your consent to house-holding, you must contact your broker, bank or other nominee.
If you did not receive an individual copy of this year’s Proxy Statement and Annual Report or Notice of Internet Availability, the Company will promptly send a copy to you upon written or oral request to the Company’s Interim Chief Financial Officer, Relland Winand, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
If you would like to receive your own set of the Company’s future annual reports, proxy statements and other annual disclosure documents, or if you share an address with another Company shareholder and, together, both of you would like to receive only a single set of such documents, you should contact your broker or bank, or you may contact the Company at the above address and phone number.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Abstentions from voting and broker “non-votes” (described below) will be counted toward a quorum. A broker “non-vote” occurs when the nominee holding a shareholder’s shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the shareholder.
What vote is required and what is the method of calculation?
In accordance with the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”) an affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of all proposals. Abstentions or broker “non-votes” will not be counted for or against any of the other proposals to be voted upon at the Annual Meeting.
What is the difference between a routine and a non-routine matter?
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Matters to be voted upon at the Annual Meeting are either routine or non-routine matters. The following proposal is considered a routine matter:

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Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 (Proposal No. 3).

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A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker “non-votes” are expected in connection with Proposal No. 3.

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The following proposals are considered “non-routine” matters:

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Election of four (4) directors to hold office until the annual meeting of shareholders in 2025, or until their respective successors have been duly elected and qualified (Proposal No. 1);

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Adoption of the Innovative Solutions and Support, Inc. 2024 Stock Based Incentive Compensation Plan (Proposal No. 3).

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker “non-votes” may exist in connection with Proposal No. 1 and Proposal No. 2.
What matters will be voted on?
The Board does not intend to bring any other matters before the Annual Meeting except the matters listed in the Notice, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters are properly submitted before the Annual Meeting to be voted on, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.
How do I vote by proxy?
Most shareholders have three ways to vote by proxy: by telephone, by the Internet, or by return of the proxy card. To vote by telephone or by the Internet, you must follow the instructions set forth on the Notice that you receive. To vote by mail, you must sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card. Do not return the proxy card if you vote by telephone or by the Internet.
Can I change my vote after I return my proxy card?
Yes. You can change or revoke your proxy at any time before the Annual Meeting either by notifying the Company’s Interim Chief Financial Officer in writing or by sending another executed proxy card dated later than the first proxy card. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares of common stock that you hold beneficially, you may change or revoke your proxy by submitting new voting instructions to your broker or nominee.

Can I vote at the Annual Meeting instead of voting by proxy?
Yes. However, the Company encourages you to vote by proxy to ensure that your shares of common stock are represented and voted. If you attend the Annual Meeting in person, you may then change your vote at the Annual Meeting even though you returned your proxy card.
Who pays for this proxy solicitation?
The Company will pay all costs in connection with the Annual Meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and proxy card, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers, and employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact the Company’s Interim Chief Financial Officer, Relland Winand, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
Annual Report
On written request, the Company will provide, without charge, a copy of its Annual Report (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on February 20, 2024, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Company’s Interim Chief Financial Officer at the address set forth above.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
The following table sets forth certain information with respect to the beneficial ownership, as of February 20, 2024 (except as otherwise indicated in the footnotes below), of each person whom the Company knew to be the beneficial owner of more than 5% of its common stock. To the knowledge of the Company, each of the shareholders named below has sole or shared power to vote or direct the vote of such shares of common stock or the sole or shared investment power with respect to such shares of common stock, unless otherwise indicated. The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company.
	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Christopher Harborne(2)	2,506,322	14.4%
Wealth Trust Axiom, LLC(3)	1,157,040	6.6%
Estate of Geoffrey S. M. Hedrick(4)	1,063,990	6.1%
Norman H. Pessin(5)	861,825	4.9%
Central Square Management LLC(6)	875,417	5.0%

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 17,459,983 of common stock outstanding as of February 20, 2024.

(2)
Based solely on Schedule 13D/A filed on February 17, 2023 by Christopher Harborne (“Mr. Harborne”) and Klear Kite LLC (“Klear Kite”), Klear Kite and, by virtue of being the sole member of Klear Kite, Mr. Harborne, each beneficially owns 2,506,322 shares of common stock, which are held directly by Klear Kite. Based on the 13D/A, Klear Kite and Mr. Harborne share voting and investment power over all such shares. Christopher Harborne’s address is 23F M Thai Tower, All Seasons Place, 87 Wireless Road, Bangkok 10300 Thailand.

(3)
Based solely on the Schedule 13D/A filed on February 26, 2024 by the Estate of Geoffrey S. M. Hedrick (the “Estate”) and Christopher Scott Ginieczki, as Personal Representative of the Estate (“Mr. Ginieczki”). According to the Schedule 13D/A, this amount includes 1,043,042 shares of common stock owned by the Estate and 20,948 shares of common stock owned by the Ginieczki Family Trust, of which Mr. Ginieczki is a co-trustee. According to the Schedule 13D/A, the Estate has shared voting and dispositive power as to 1,043,042 shares of common stock and Mr. Ginieczki has shared voting and dispositive power as to 1,063,990 shares of common stock. The address for the Estate is c/o Innovative Solutions and Support, Inc., Attn: Christopher Scott Ginieczki, Personal Representative of Estate, 720 Pennsylvania Drive, Exton, PA 19341. Mr. Ginieczki’s address is 2788 San Tomas Expressway, Santa Clara, CA 95051.

(4)
Based solely on Schedule 13G/A filed on February 3, 2022. WealthTrust Axiom LLC’s address is 550 Swedesford Road, Suite 110, Wayne, PA 19087.

(5)
Based solely on Schedule 13D/A filed on September 12, 2022. Norman H. Pessin’s address is 400 East 51st, PH 31, New York, NY 10022.

(6)
Based solely on Schedule 13G/A filed on September 10, 2014. Central Square Management LLC’s address is 1813 N. Mill Street, Suite F, Naperville, IL 60563.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership, as of February 20, 2024, of (i) each director, (ii) the chief executive officer, the chief financial officer and the Company’s other executive officers during the fiscal year ended September 30, 2023, and (iii) all the current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to such shares, and the address of each of the shareholders named below is c/o Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341. The information provided in the table is based on the Company’s records, information filed with the SEC, and information provided to the Company.
	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Shahram Askarpour	473,708	2.7%
Michael Linacre	2,465	*
Glen R. Bressner	91,957	*
Roger A. Carolin	52,790	*
Stephen L. Belland	12,161	*
Parizad Olver	11,806	*
All current executive officers and directors as a group (6 persons)	644,887	3.7%

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 17,459,983 shares of common stock outstanding as of February 20, 2024.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
At the Annual Meeting, the shareholders will elect four (4) directors to hold office until the annual meeting of shareholders in 2025, or until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating & Corporate Governance Committee of the Board (the “Nominating & Corporate Governance Committee”), the Board has nominated Messrs. Shahram Askarpour, Roger A. Carolin, Glen R. Bressner and Stephen L. Belland to serve as directors. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
In February 2024, Parizad Olver (Parchi) informed the Board of Directors that she would not seek reelection at the Annual Meeting. As a result, Ms. Olver’s service as a director will end on the date of the Annual Meeting. Following the election of directors at the Annual Meeting, Mr. Belland will replace Ms. Olver on the Nominating & Corporate Governance Committee.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the elections of each of the nominees. Shareholders must cast a separate vote “FOR” the candidacy of each nominee or to “WITHHOLD AUTHORITY” with respect thereto. Each nominee must receive a majority of the votes cast to be elected. Should any nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board may recommend. The Board of Directors recommends voting “FOR” the nominees for directors.

DIRECTOR NOMINEES
The director nominees standing for election at this meeting, together with certain information about them, are set forth below.
Name	Age	Director Since	Current Term Expires	Positions with the Company
Shahram Askarpour	66	2022	2024	Director, Chief Executive Officer
Glen R. Bressner	63	1999	2024	Director, Chairman of the Board
Roger A. Carolin	68	2016	2024	Director
Stephen L. Belland	66	2022	2024	Director
Director Nominees
Shahram Askarpour.   Dr. Askarpour joined the Company as Vice President of Engineering in 2003, was promoted to President in March 2012, and was appointed as the Company’s Chief Executive Officer, and joined the Company’s Board, in January 2022. Dr. Askarpour has more than 40 years of aerospace industry experience in managerial and technical positions. Prior to joining the Company, he was employed by Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology, and Marconi Avionics. He holds a number of key patents in the aviation field. Dr. Askarpour received his engineering education in the United Kingdom, and received an undergraduate degree in Electrical Engineering from Middlesex University, a post graduate Certificate of Advanced Study in Systems Engineering, and a PhD in Automatic Control from Brunel University London. He was awarded the title of Associate Research Fellow for three consecutive years by Brunel University and has published numerous papers in leading international, peer reviewed journals. In addition, he has completed management courses at Carnegie Mellon University and finance courses at the Wharton School of the University of Pennsylvania.
Glen R. Bressner.   Mr. Bressner is the co-founder and Managing Partner of Activate Venture Partners, an early-stage focused venture capital firm that has evolved from a series of affiliated venture funds that he is a co-founder of, beginning in 1985. Mr. Bressner has been a board director of several companies, including IQE plc (LSE: IQEP), where he was a member of its Audit Committee, and Tabula Rasa Healthcare (NASDAQ: TRHC), where he chaired its Nomination Committee. He is also a shareholder and a director on the board of Alum-a-Lift, Inc., a family-owned manufacturer of precision material handling solutions. From 1996 to 1997, Mr. Bressner served as the chairman of the Board of the Greater Philadelphia Venture Group. Mr. Bressner holds a Bachelor of Science, cum laude, in Business Administration from Boston University and a Masters of Business Administration degree from Babson College.
Roger A. Carolin.   Mr. Carolin is currently a Venture Partner at SCP Partners, a position he has held since 2004. Mr. Carolin works to identify attractive investment opportunities and assists portfolio companies in the areas of strategy development, operating management, and intellectual property. Mr. Carolin co-founded CFM Technologies, Inc., a global manufacturer of semiconductor process equipment, and served as its Chief Executive Officer for 10 years, until the company was acquired. Mr. Carolin formerly worked for Honeywell, Inc. and General Electric Co., where he developed test equipment and advanced computer systems for on-board missile applications. Mr. Carolin is also a director of Amkor Technology, Inc. (NASDAQ: AMKR), a supplier of outsourced semiconductor assembly and test services. Mr. Carolin holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from the Harvard Business School.
Stephen L. Belland.   Mr. Belland is the Co-Founder and Chief Executive Officer at Integrated Connection, LLC and a Principal at Clear Rock Advisors. Prior to Clear Rock Advisors, he has held various executive positions at Rockwell Collins including Technical Director, Vice President of Program and Product Management, Vice President of Strategy and Marketing and most recently Vice President of Corporate Development. Mr. Belland received his B.S. in Electrical Engineering from Michigan Technological University and has attended executive programs at the Kellogg School of Management, the Wharton School of the University of Pennsylvania, and INSEAD.

Director Qualifications
The Board believes that each of the director nominees listed above have the sound character, integrity, judgment, and record of achievement necessary to be a member of the Board. In addition, each of the director nominees have exhibited, during their prior service as directors, the ability to operate cohesively with the other members of the Board, and to challenge and question management in a constructive way. Moreover, the Board believes that each director nominees brings a strong and unique background and skillset to the Board, giving the Board, as a whole, competence and experience in diverse areas, including corporate governance and board service, finance, management, and aviation. Set forth below are certain specific experiences, qualifications, and skills that led to the Board’s conclusion that each of the director nominees listed above are qualified and should continue to serve as a director.
Dr. Askarpour, as Chief Executive Officer of the Company and a longstanding member of the Company’s management team, provides the Board with a comprehensive knowledge of the Company, its history, and its businesses. In addition, Dr. Askarpour brings the Board his insight into the aerospace industry from over 40 years of experience in managerial and technical positions at aviation companies, including Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology, and Marconi Avionics.
Mr. Bressner brings the Board a wealth of experience managing financial investments from his service at venture capital firms. Mr. Bressner provides the Board with a thorough understanding of capital markets and other financial issues. Mr. Bressner’s experience in managing investments also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Nominating & Corporate Governance Committee (as Chairman) and the Audit Committee. Mr. Bressner is also an audit committee financial expert, as defined by SEC rules and regulations. His prior service as a member of the board of directors of numerous other entities, including public entities, provides him with valuable experience in corporate governance matters.
Mr. Carolin has over a decade of experience in private equity investing, previously worked in advanced computer systems and on-board missile applications, and has a significant understanding the Company’s industry and its business. He possesses specific knowledge and experience in technology, new business opportunities, operations, management, and finance, all of which are relevant and important to the Company’s business, and he capitalizes on these strengths in his service on the Audit Committee of the Board (the “Audit Committee”) (as Chairman), the Investment Committee of the Board (the “Investment Committee”) (as Chairman), and the Compensation Committee.
Mr. Belland has over 37 years of experience in the Aerospace and Defense Industry. Mr. Belland provides the board with familiarity with IS&S product lines and operations. He has also developed numerous successful plans for market strategy, product development, brand management, business optimization, acquisition strategy, as well as team building strategy. Some key successes included developing and capturing over 15 new aircraft cockpit positions, as well as positioning his corporation for becoming a leader in business jet cabin electronics. In addition, Mr. Belland has advised on over 500 M&A transactions and joint ventures, including being published in Corporate Executive Board materials. Mr. Belland applies his experience and expertise to IS&S in his service on the Compensation Committee (as Chairman), the Investment Committee, and the Audit Committee. Mr. Belland is also a private pilot and a member of various industry organizations, such as the National Business Aviation Association.
Diversity
Although our Board does not maintain a specific policy with respect to diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences when considering whether to recommend the nomination of any particular director candidate. Pursuant to Rules 5605(f) and 5606 of the Nasdaq listing standards, we have made our board diversity matrix available on our website at www.innovative-ss.com under the “Investor Relations” tab. Our Board of Directors presently includes one female member who is not standing for reelection at the Annual Meeting. In lieu of providing the disclosure required by Nasdaq Listing Rule 5605(f)(3), the Company is relying on the grace period provided by Nasdaq Listing Rule 5605(f)(6)(B). The Company is committed to promoting gender diversity and intends to appoint a gender diverse director within one year after Ms. Olver departs the Board.

Relationships And Arrangements
There is no family relationship between any of the Company’s directors or executive officers. There are no arrangements between any director or executive officer of the Company and any other person pursuant to which he/she was, or will be, selected as a director or executive officer, respectively.
Legal Proceedings
To the knowledge of the Company, there was no material proceeding to which any director, executive officer, beneficial owner or any associate thereof, is a party adverse to the Company or has a material interest adverse to the Company.

CORPORATE GOVERNANCE
Independence
The Board has affirmatively determined, in its business judgment, that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Glen R. Bressner, Winston J. Churchill (for the period during which he served as a member of the Board during fiscal year 2023), Roger A. Carolin, Stephen L. Belland, and Parizad Olver (Parchi) (for the period during which she served as a member of the Board during fiscal years 2023 and 2024). All members of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are currently independent (as currently set forth in Rule 5605 of the Nasdaq listing rules). On January 28, 2024, the Board of Directors determined that Ms. Olver did not meet the heightened independence requirements for service on the Audit Committee as required by the rules and regulations of the SEC and, as a result, the listing standards of Nasdaq applicable to audit committee members due to the payment in November 2023 of $72,990 to a company in which Ms. Olver is the managing partner and has an ownership interest for services provided in connection with the sale of the Company’s 2008 Super King Air B200GT SN BY-50. Upon making this determination, the Board of Directors removed Ms. Olver from the Audit Committee and appointed Mr. Belland to take her place. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including the aforementioned fee for consulting services paid to a company in which Ms. Olver is the managing partner and has an ownership interest.
Board Leadership
The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently, Dr. Shahram Askarpour serves as the Company’s Chief Executive Officer and Mr. Glen R. Bressner serves as the Chairman of the Company’ Board. The Board believes that this leadership structure is in the best interests of the Company’s shareholders as it promotes information flow between management and the Board, effective decision making, and an alignment of corporate strategy.
The Board also believes that its structural features, including that all of its members other than Dr. Askarpour, and all members of its key committees, are independent directors, provide for substantial independent oversight of the Company’s management. However, the Board recognizes that other leadership models may become more appropriate as circumstances change.
Risk Oversight
The Company faces a number of risks, including technological and intellectual property risk, regulatory risk, credit risk, liquidity risk, reputational risk, and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board consults periodically with management regarding the Company’s risks.
While the Board is ultimately responsible for risk oversight, the Company’s board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting and internal controls, as well as cybersecurity risk management. The Compensation Committee assists the Board in oversight of risks related to the Company’s compensation policies and programs. The Investment Committee assists the Board in oversight of the risks related to the Company’s cash investments and utilization of capital. The Nominating & Corporate Governance Committee assists the Board in oversight of risk associated with board organization, membership and structure, succession planning for directors and executive officers, and corporate governance.
Committees of the Board Of Directors
The Board maintains four standing committees: Audit, Compensation, Investment, and Nominating & Corporate Governance.

Audit Committee.   The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters. The Audit Committee is responsible for the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, fees to be paid to the independent registered public accounting firm, the performance and independence of the Company’s independent registered public accounting firm, and the Company’s accounting practices.
The Audit Committee preapproves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has responsibility for the planning and review of the Company’s annual and quarterly reports and accounts, and the involvement of the Company’s independent registered public accounting firm in that process. The members of the Audit Committee are currently Messrs. Carolin (Chairman), Bressner, and Belland. The Audit Committee is comprised solely of independent members, as independence for audit committee members is defined by the applicable Nasdaq listing standards. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that Mr. Bressner and Mr. Carolin satisfy Nasdaq’s definition of financial sophistication and each also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
Compensation Committee.   The Compensation Committee is responsible for setting and administering the policies that govern all executive compensation decisions, including annual base salaries, bonuses, and equity-based compensation programs. The Compensation Committee evaluates annually the performance of the Company’s executive officers and determines or recommends to the full Board the annual base salary, bonus, and equity-based compensation for executive officers. The Compensation Committee may rely on the recommendations of the compensation consultants, outside legal counsel, or other advisors in setting compensation for executive officers.
The Compensation Committee is also responsible for reviewing and overseeing the Company’s benefit plans, equity incentive plans, and other compensation plans and policies for employees, consultants, directors, and other compensated individuals, including the Chief Executive Officer. The members of the Compensation Committee are currently Messrs. Belland (Chairman) and Carolin, each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable Nasdaq listing standards. The Compensation Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Compensation Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors, and others to assist the Compensation Committee, and in 2022 and 2023, engaged Frederic W. Cook & Co., Inc. (“FW Cook”) for this purpose, as further described in the “Process for Setting Total Compensation” section. The Compensation Committee determines the appropriate levels of compensation for executive officers taking into account, among other factors, the market comparison and other data and analyses provided by FW Cook, the performance of the executive officers in question (as determined in annual reviews conducted by the Compensation Committee for the Chief Executive Officer or by the Chief Executive Officer for the other executive officers), the Company’s financial performance, cost of living, prior compensation practices, and recruitment and retention needs. The Compensation Committee relies on the recommendations of the Company’s Chief Executive Officer in determining whether and how much of a discretionary bonus may be paid to the Company’s employees (including executive officers other than the Chief Executive Officer) if the Company’s financial performance exceeds the Board’s expectations.
Compensation Committee Interlocks and Insider Participation.   No member of the Compensation Committee is a former or current executive officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company or such entity’s executive officers or board members.
Investment Committee.   The Investment Committee assists the Board in fulfilling its oversight responsibilities with respect to recommendations pertaining to the utilization of excess capital, including with respect to the implementation of the Company’s stock repurchase program. Messrs. Carolin (Chairman), and Belland are currently the members of the Investment Committee.
Nominating & Corporate Governance Committee.   The Nominating & Corporate Governance Committee’s functions include establishing the criteria for selecting candidates for nomination to the Board, seeking candidates who meet those criteria, making recommendations to the Board of nominees to fill vacancies on or as additions to the Board, and monitoring the Company’s corporate governance structure. The Nominating & Corporate Governance Committee members are currently Mr. Bressner (Chairman) and Parizad Olver (Parchi), each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable NASDAQ listing standards. Following the election of directors at the Annual Meeting, Mr. Belland will replace Ms. Olver on the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Nominating & Corporate Governance Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
The Nominating & Corporate Governance Committee seeks director candidates based upon a number of qualifications and criteria, including independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, the ability to foster a diversity of backgrounds and views, and the ability to complement the Board’s existing strengths relative to the Company’s business. In the case of potential independent director candidates, such eligibility criteria must be in accordance with SEC and Nasdaq rules, and any other rules and laws that applicable to the Company. While the Nominating & Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating & Corporate Governance Committee and the Board believe that it is essential that the Board be able to draw on a wide variety of backgrounds and professional experience among its members. The Nominating & Corporate Governance Committee desires to maintain the Board’s diversity through the consideration of factors such as education, skills, and relevant professional experience and to identify the best possible nominees for the Board, regardless of a nominee’s self-identified age, race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Nominating & Corporate Governance Committee will consider nominees for election to the Board who are timely recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience, and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of Chairman, Nominating & Corporate Governance Committee, at the Company’s address at 720 Pennsylvania Drive, Exton, PA, 19341, and should not include self-nominations. Section 3.10 of the Company’s Amended and Restated Bylaws contains provisions setting forth the requirements applicable to a shareholder nomination for director. These requirements are summarized in this Proxy Statement under the caption “Shareholder Proposals for 2024 Annual Meeting and other Matters.”
Each of the current nominees for director listed under the caption “ELECTION OF DIRECTORS” is an existing director standing for re-election. In connection with the Annual Meeting, the Nominating & Corporate Governance Committee did not receive any recommendation for a candidate from any shareholder or group of shareholders owning more than 5% of the Company’s common stock.
The Annual Meeting provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. Per Company policy, each director is requested to attend the Annual Meeting in person. All six of the Company’s then-serving directors attended the Company’s 2023 Annual Meeting of Shareholders.
In addition, shareholders may communicate with the Board or, if applicable, to a specific individual director, by sending a written communication to the attention of the Board or such individual director at the following address: 720 Pennsylvania Drive, Exton, PA, 19341, or by facsimile to (610) 646-0150.

Copies of each written communication received at such address or facsimile number will be provided to the Board or to the specific individual director, unless such communication is considered, in the reasonable judgment of the Corporate Secretary or other appropriate company officer, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.
The Nominating & Corporate Governance Committee oversees an annual assessment of the Board and its committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Nominating & Corporate Governance Committee has not relied upon third-party search firms to identify board candidates, but reserves the right to do so as required. To date, the Nominating & Corporate Governance Committee has relied upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential board candidates.
Neither the Nominating & Corporate Governance Committee nor the Company has engaged or paid any fees to a search firm in connection with the nomination of the directors for election at the Annual Meeting covered by this Proxy Statement.
Meetings And Attendance
During the fiscal year ended September 30, 2023, the full Board held 10 meetings. From time to time during fiscal year 2023 the Board met in executive session without members of management present. The Audit Committee met 8 times, the Compensation Committee met 10 times, and the Investment Committee and the Nominating & Corporate Governance Committee met once each. All of our directors attended, and are expected to attend, at least 75% of the meetings of the full Board and the meetings of the committees on which they served.
Related Party Transactions
According to the Company’s Code of Business Conduct, the Board must review and approve in advance any “related party” transaction, as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The written charter of the Audit Committee also provides that it is the responsibility of the Audit Committee to review and approve any transaction between the Company and its officers, directors, and 5% shareholders.
During the fiscal years ended September 30, 2023 and September 30, 2022, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any executive officer, director, director nominee or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had, has or will have a direct or indirect material interest, other than as set forth in “Executive Compensation” and “Director Compensation Table” sections below, and as set forth below.
In recent years, the Company has made sales to AML Global Eclipse, LLC, (“Eclipse”), whose principal shareholder and president, Christopher Harborne, is also a principal shareholder of the Company. Sales to Eclipse amounted to $0.3 million, $0.6 million and $1.6 million for the years ended September 30, 2023, 2022 and 2021, respectively.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Specific due dates for these reports have been established, and the Company is required to report any failure to comply therewith during the fiscal year ended September 30, 2023. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the Company’s most recent fiscal year and, where applicable, written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during September 30, 2023, except that: the Estate of Geoffrey S. M. Hedrick filed one late Form 3 with respect to one transaction, Glen Bressner filed four late Forms 4 with respect to five transactions, Parizad Olver filed one late Form 4 with respect to one transaction, Stephen Belland filed one late Form 4 with respect to one transaction, Roger Carolin filed one late Form 4 with respect to one transaction, and Winston Churchill filed one late Form 4 with respect to three transactions.
Code of Ethics
The Company maintains a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to its directors, its principal executive officer and principal financial and accounting officer, and persons performing similar functions. In addition, the Code of Ethics applies to all of the Company’s employees, officers, agents, and representatives. The Code of Ethics is posted on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.” If the Company amends or grants a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.innovative-ss.com. The information found on the website is not part of this Proxy Statement.
Stock Ownership Policy
The Company has adopted a Stock Ownership and Retention Policy that applies to its non-employee directors. Each non-employee director is required to own shares of common stock with an aggregate value equal to three times such director’s annual cash base retainer (exclusive of retainers for committee service or leadership roles). Compliance with the minimum share ownership requirement is determined annually as of December 31 each year and commenced September 30, 2023. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options.
Anti-Hedging and Anti-Pledging Policies
The Company maintains an Insider Trading Policy which prohibits Company employees, directors and related parties from engaging in hedging transactions absent prior approval from the Chief Compliance Officer. The Insider Trading Policy also prohibits Company employees, directors and related parties from purchasing Company securities on margin, holding Company securities in a margin account or pledging Company securities.

EQUITY PLAN INFORMATION
Equity Compensation Plan Information
The following table provides information about Company common stock that may be issued upon the exercise of options and pursuant to other awards under all of the Company’s existing equity compensation plans and arrangements as of September 30, 2023, including the 2019 Stock-Based Incentive Compensation Plan (the “2019 Plan”).
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	326,342	$8.19	262,187
Equity compensation plans not approved by security holders	—	—	—
Total	326,342	$8.19	262,187
In the fiscal years ended September 30, 2023, 2022 and 2021, awards were granted to the Company’s non-employee directors under the Company’s then-existing equity compensation plans and arrangements with respect to 36,182, 19,047 and 27,488 shares, respectively.
2019 Stock-Based Incentive Compensation Plan
The 2019 Plan was approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders held on April 2, 2019. The 2019 Plan authorizes the grant of stock appreciation rights, restricted stock, options and other equity-based awards. Options granted under the 2019 Plan may be either “incentive stock options” as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).
Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution, or similar corporate transaction or event, the maximum number of shares of common stock available for awards under the 2019 Plan is 750,000, plus 139,691 shares of common stock that were authorized but unissued under the Company’s 2009 Stock-Based Incentive Compensation Plan as of the effective date of the 2019 Plan (i.e., April 2, 2019), all of which may be issued pursuant to awards of incentive stock options. As of September 30, 2023, there were 263,187 shares of common stock available for awards under the 2019 Plan.
If any award is forfeited, terminates or otherwise is settled for any reason without an actual distribution of shares to the participant, the related shares of common stock subject to such award will again be available for future grant. Any shares tendered by a participant in payment of the exercise price of an option or the tax liability with respect to an award (including, in any case, shares withheld from any such award) will not be available for future grant under the 2019 Plan. If there is any change in the Company’s corporate capitalization, the Compensation Committee must proportionately and equitably adjust the number and kind of shares of common stock which may be issued in connection with future awards, the number and kind of shares of common stock covered by awards then outstanding under the 2019 Plan, the aggregate number and kind of shares of common stock available under the 2019 Plan, any applicable individual limits on the number of shares of common stock available for awards under the 2019 Plan, the exercise or grant price of any award, or if deemed appropriate, make provision for a cash payment with respect to any outstanding award. In addition, the Compensation Committee may make adjustments in the terms and conditions of any awards, including any performance goals, in recognition of unusual or nonrecurring events affecting the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

The 2019 Plan will terminate on April 2, 2029, unless earlier terminated by the Board. Termination will not affect awards outstanding at the time of termination. The Board may amend, alter, suspend, discontinue, or terminate the 2019 Plan without shareholder approval, provided that shareholder approval is required for any amendment which (i) would increase the number of shares subject to the 2019 Plan; (ii) would decrease the price at which awards may be granted; or (iii) would require shareholder approval by law, regulation, or the rules of any stock exchange or automated quotation system.

PROPOSAL NO. 2 — ADOPTION OF THE INNOVATIVE SOLUTIONS AND SUPPORT, INC. AMENDED AND RESTATED 2019 STOCK-BASED INCENTIVE COMPENSATION PLAN
The purpose of this proposal is to seek approval of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan (the “Amended and Restated 2019 Plan”). On February 22, 2024, our Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved an amendment to increase the aggregate number of shares available for issuance under the Amended and Restated 2019 Plan by 1,200,000 (from 750,000 to 1,950,000), subject to shareholder approval. Any outstanding awards granted under the 2009 Plan as of the date of stockholder approval of the Amended and Restated 2019 Plan will not be affected by the Amended and Restated 2019 Plan and will continue to be satisfied pursuant to the terms of the 2009 Plan.
A copy of the Amended and Restated 2019 Plan is attached as Appendix A and the following description of the Amended and Restated 2019 Plan is qualified in its entirety by reference to the full Amended and Restated 2019 Plan. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Amended and Restated 2019 Plan.

BEST PRACTICES
The Amended and Restated 2019 Plan includes a number of provisions that the Company believes will reinforce the alignment between the interests of the participants in the Amended and Restated 2019 Plan and those of the Company’s stockholders, including, without limitation, the following provisions:
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No Discounted Options or SARs.   Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

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No Repricing, Replacement or Buy Back without Stockholder Approval.   The Company may not reprice, replace or buy back any underwater stock option or underwater SAR without stockholder approval.

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Recoupment and Clawback.   Awards granted under the Amended and Restated 2019 Plan (and all shares acquired thereunder) are subject to mandatory repayment and clawback as may be required under any federal or state laws or listing requirements of any applicable securities exchange.

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No Transferability.   No Award may be transferred, assigned, pledged or encumbered by a participant except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning purposes.

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No Evergreen Provision.   There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended and Restated 2019 Plan can be automatically replenished.

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No Automatic Grants.   The Amended and Restated 2019 Plan does not provide for “reload” or other automatic grants to participants.

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No Liberal Share Recycling.   Shares used to pay the exercise price or withholding taxes with respect to Awards granted under the Amended and Restated 2019 Plan are not again available for grant under the Amended and Restated 2019 Plan.

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No Tax Gross-Ups.   The Amended and Restated 2019 Plan does not provide for any tax gross-ups to participants.

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No vesting prior to first year.   The Amended and Restated 2019 Plan does not permit Awards or any portion thereof to become vested prior to the first anniversary of the grant date.

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No automatic single-trigger vesting acceleration.   The Amended and Restated 2019 Plan does not provide for an automatic acceleration of vesting of outstanding Awards upon a change in control of the Company.

GENERAL
The general purpose of the Amended and Restated 2019 Plan is to attract and retain valued employees, consultants and directors by offering them a greater stake in the success of the Company and a closer identity with it, and to encourage ownership of Company stock by those employees, consultants and directors.

SUMMARY OF THE AMENDED AND RESTATED 2019 PLAN
The Amended and Restated 2019 Plan will authorize the grant of Stock Appreciation Rights (“SARs”), Restricted Stock, Options, Restricted Stock Units and other equity-based awards under the Amended and Restated 2019 Plan (collectively referred to as “Awards”). Options granted under the Amended and Restated 2019 Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonqualified stock options, as determined by the Compensation Committee.
Subject to any adjustment necessary or otherwise permitted upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, the maximum number of shares of Common Stock available for Awards under the Amended and Restated 2019 Plan shall be 1,950,000, plus the shares that were authorized to be granted but have not been issued under the 2009 Plan as of the effective date of the Amended and Restated 2019 Plan.
If any Award is forfeited or otherwise terminates or settles without an actual distribution of shares, or if any Option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award, to the extent of such forfeiture, termination, settlement, expiration or lapse, will again be available for future grant. Any shares tendered by a participant in payment of the exercise price of an Option or the tax liability with respect to an Award (including, in any case, shares withheld from any such Award) will not be available for future grant under the Amended and Restated 2019 Plan. Any grant of SARs will reduce the number of shares of Common Stock available for issuance under the Amended and Restated 2019 Plan by the number of shares of Common Stock to which such SARs relate, rather than by the number of shares of Common Stock issued upon exercise of such SARs. If there is any change in the Company’s corporate capitalization, the Compensation Committee shall proportionately and equitably adjust the number and kind of shares of Common Stock which may be issued in connection with future Awards, the number and kind of shares of Common Stock covered by Awards then outstanding under the Amended and Restated 2019 Plan, the number and kind of shares of Common Stock available under the Amended and Restated 2019 Plan, the exercise or grant price of any Award, or if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. In addition, the Compensation Committee may make adjustments in the terms and conditions of any Awards, including any performance goals, in recognition of unusual or nonrecurring events affecting the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

ADMINISTRATION
The Amended and Restated 2019 Plan is administered by the Compensation Committee or, with respect to non-employee directors, by the Board. Subject to the provisions of the Amended and Restated 2019 Plan, the Compensation Committee (or the Board) has the authority to:
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select the participants who will receive Awards under the Amended and Restated 2019 Plan, the type of Awards to be granted, the number of shares subject to Awards, the terms and conditions of Awards, and all other matters to be determined in connection with an Award;

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determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited or surrendered;

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determine whether participants have met applicable performance goals under an Award;

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correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated 2019 Plan, and adopt, amend and rescind rules and regulations relating to the Amended and Restated 2019 Plan; and

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construe and interpret the Amended and Restated 2019 Plan and make all other determinations it deems necessary or advisable for the administration of the Amended and Restated 2019 Plan (other than, unless otherwise expressly permitted under the Amended and Restated 2019 Plan, a repricing, re-grant through cancellation, repurchase for cash, or other modification of any outstanding Award without shareholder approval).

The Compensation Committee may also delegate all or a portion of its responsibility to one or more of its members, one or more of the officers of the Company, or to a secondary committee made up of one or more Board members; however, only the Compensation Committee may grant Awards to participants subject to Rule 16b-3 of the Exchange Act.

ELIGIBILITY
All employees, individual consultants and directors are eligible to participate in the Amended and Restated 2019 Plan. However, only employees, individual consultants and directors who are selected by the Compensation Committee will receive Awards under the Amended and Restated 2019 Plan.
Each Award granted under the Amended and Restated 2019 Plan will be evidenced by a written Award agreement between the participant and the Company describing the Award and the terms and conditions to which the Award is subject; provided that no portion of an Award may become vested prior to the first anniversary of the grant date (other than any accelerated vesting permitted in connection with a change in control of the Company, as further described below). The principal terms and conditions of each type of Award are described below.

TYPES OF AWARDS UNDER THE AMENDED AND RESTATED 2019 PLAN
Options.   An Option is a right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). An Option may be either an “incentive stock option,” satisfying the requirements of Section 422 of the Code, or a nonqualified stock option, as determined by the Compensation Committee. Incentive stock options may not be granted to non-employee directors or consultants and are subject to additional restrictions under the Amended and Restated 2019 Plan that are intended to satisfy the requirements of Section 422 of the Code. Each option agreement will specify the number of shares which may be purchased pursuant to the Option, the exercise price, the term of the Option, the date or dates on which the Option will become exercisable and the terms and conditions under which the Option may be exercised.
The exercise price will be determined by the Compensation Committee, but will not be less than the fair market value of a share of Common Stock on the date of grant (or 110% of the fair market value on the date of grant in the case of an incentive stock option granted to certain shareholders possessing more than 10% of the Company’s total combined voting power (a “ten percent shareholder”)). The term of the Option will be no more than 10 years (or five years in the case of an incentive stock option granted to a ten percent shareholder). Payment for shares issued upon exercise of an Option must be made within three days of the date of exercise. The option agreement will specify whether the exercise price may be paid in cash; with shares of Common Stock; with any combination of cash and shares of Common Stock; or through a broker with the proceeds of the sale of shares purchased through the exercise of the Option (a “cashless exercise”).
Unless otherwise determined by the Compensation Committee or provided in the option agreement, an Option, to the extent vested, will remain exercisable for 90 days following a termination of employment by the Company (or its subsidiary) without cause, or for one year following a termination of employment due to the participant’s death or disability (in any case, not beyond the expiration of the Option term).
Until shares of Common Stock to be delivered upon exercise of the Option are issued to the participant, the participant will not have any rights as a shareholder of the Company (including any right to receive dividends or vote).
SARs.   An SAR is a right to receive the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Compensation Committee, but which can never be less than the fair market value of a share of Common Stock on the date of grant. Each SAR agreement shall specify the number of SARs granted, the grant price of the SARs, the date on which the SAR will become exercisable, the method of exercise, the method of settlement, the method by which Common Stock will be delivered or deemed to be delivered to the participant and any other terms and conditions of the SAR.
Unless otherwise determined by the Compensation Committee or provided in the award agreement, an SAR, to the extent vested, will remain exercisable for 90 days following a termination of employment by the Company (or its subsidiary) without cause, or for one year following a termination of employment due to the participant’s death or disability (in any case, not beyond the expiration of the SAR term).
Until shares of Common Stock to be delivered upon exercise of the SAR are issued to the participant, the participant will not have any rights as a shareholder of the Company (including any right to receive dividends or vote).
Restricted Stock.   An Award of Restricted Stock is a grant to the participant of a specified number of shares of Common Stock, which are subject to forfeiture upon the happening of certain specified events and/or the failure to achieve specified performance goals during the restriction period. An Award of Restricted Stock will be evidenced by a Restricted Stock agreement that will specify the duration of the restriction period, any transfer restrictions, the performance, employment or other conditions under which the Restricted Stock may be forfeited and the amount, if any, the participant must pay to receive the Restricted Stock. Unless otherwise provided in the Award agreement, during the restriction period, the participant has the right to receive dividends from, and to vote, the shares of Restricted Stock, with any such dividends to be subject to the same restrictions as the underlying Restricted Stock. If not previously forfeited, at the end of the restriction period, the forfeiture conditions will lapse and the unrestricted shares will be delivered to the participant.
Performance-Based Awards.   Performance-based Awards are certain Awards which are based on the attainment of specified performance goals. A performance-based Award will vest and become payable to and/or exercisable by the participant upon achievement during a specified performance period of performance goals established by the Compensation Committee. Performance goals may be established on a Company-wide basis, or with respect to any subsidiary or business unit of the Company, or with respect to the performance of the individual participant. Performance goals may be expressed in absolute or relative terms and may be based on comparisons with a group of peer companies or by a financial market index.
Restricted Stock Units.   An Award of Restricted Stock Units is a grant to the participant of a right to receive a specified number of shares of Common Stock, which are subject to forfeiture upon the happening of certain specified events and/or the failure to achieve specified performance goals during the restriction period. An Award of Restricted Stock Units will be evidenced by a Restricted Stock Unit agreement that will specify the duration of the restriction period, any transfer restrictions, the performance, employment or other conditions under which the Restricted Stock Units may be forfeited and the amount, if any, the participant must pay to receive the Restricted Stock Units. Unless otherwise provided in the Award agreement, during the restriction period, the participant does not have the right to receive dividends from, and to vote, the shares underlying an Award of Restricted Stock Units. If not previously forfeited, at the end of the restriction period, the forfeiture conditions will lapse and the unrestricted shares will be delivered to the participant.
Other Stock-Based Awards.   The Compensation Committee may, subject to applicable law, grant to a participant any type of Award other than an Award of Options, SARs, Restricted Stock or Restricted Stock Units that is payable in or valued by reference to shares of Common Stock, and that is deemed by the Compensation Committee to be consistent with the purposes of the Amended and Restated 2019 Plan.

CHANGE IN CONTROL
Unless otherwise provided in an Award agreement, upon a Change in Control (defined below), if (i) the successor corporation (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable participant with respect to such Award, (ii) the securities of the Company or the successor corporation (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such Change in Control or (iii) the Change in Control is not approved by a majority of the Board immediately prior to such Change in Control, then the Compensation Committee may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) cancel outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the shares underlying the unexercised portion of the option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any option or SAR with a per share exercise price or grant price, as the case may be, that equals or exceeds the fair market value of one share on the date of the Change in Control will be cancelled with no payment due the participant); (c) terminate any or all of a participant’s outstanding Options or SARs immediately prior to the Change in Control, provided that the Company gives the participant an opportunity to exercise the Options or SARs within a specified period of time; (d) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, accelerate the settlement of such Awards upon such Change in Control; (e) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, terminate all such Awards and settle all such Awards for a cash payment equal to the fair market value of the shares underlying such Awards less the amount the participant is required to pay for such shares, if any, provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such Change in Control; and (f) take such other actions as the Compensation Committee deems appropriate. If any action is taken upon a Change in Control with respect to any performance-based Award, the applicable performance goals will be deemed satisfied based on the actual level of achievement of the applicable performance goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement prorated based on the date of the Change in Control.
Unless otherwise provided in an Award agreement or as otherwise determined by the Compensation Committee prior to a Change in Control, in the event that Awards are assumed in connection with a Change in Control or substituted with new Awards, and a participant’s employment or other service with the Company and its subsidiaries is terminated without cause or as the result of the participant’s death or disability, in any case, within 24 months following a Change in Control, (i) the unvested portion of such participant’s Awards will vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Options and SARs (including any options and stock appreciation rights received in substitution of such Options or SARs) will remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of one year (but not beyond the stated term of the option or SAR), and (iii) all other stock-based Awards (including any substitute awards) will be settled within 30 days after such termination or such other time as may be required by Section 409A of the Code. Notwithstanding the foregoing, the Compensation Committee may choose to not apply the foregoing provisions with respect to all or any Awards.
A “Change in Control” is defined in the Amended and Restated 2019 Plan as, unless otherwise provided in an Award agreement:
•
the acquisition in one or more transactions during any 12-month period by any “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, (i) the Company or its subsidiaries, (ii) any employee benefit plan of the Company or its subsidiaries, or (iii) a person or entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);
•
a change in the composition of the Board during any 12-month period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to a person or entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) or a sale or other disposition of all or substantially all of the assets of the Company (other than to a person or entity described in clauses (i), (ii) or (iii) above).

Notwithstanding the foregoing, a restructuring, reorganization or similar event in which the shareholders of the Company immediately before such event have “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company immediately after such event in substantially the same proportions as their ownership of shares of the Company immediately before such event does not constitute a Change in Control for purposes of the Amended and Restated 2019 Plan.

EFFECTIVE DATE, AMENDMENTS, AND TERMINATION
The Amended and Restated 2019 Plan will be effective as of the date of approval by the Company’s shareholders. The Amended and Restated 2019 Plan will terminate on the tenth anniversary of the Plan’s adoption by the Board, unless earlier terminated by the Board. Termination will not affect Awards outstanding at the time of termination. The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated 2019 Plan without shareholder approval, provided that shareholder approval is required for any amendment which (i) would increase the number of shares subject to the Amended and Restated 2019 Plan; (ii) would decrease the price at which Awards may be granted, or (iii) would require shareholder approval by law, regulation, or the rules of any stock exchange or automated quotation system. Accordingly, other than as expressly permitted under the Amended and Restated 2019 Plan, the Compensation Committee is prohibited from engaging in any repricing, replacement, re-grant through cancellation, repurchase for cash or other modification of any Awards unless any of the foregoing is approved by the Company’s shareholders in a manner that satisfies applicable Nasdaq (or other applicable securities exchange) requirements.
The Compensation Committee may amend or terminate any outstanding Award and any Award agreement without a participant’s consent, provided the amendment does not materially and adversely impact the participant. In addition, any performance condition specified in connection with an Award will remain subject to adjustment by the Compensation Committee. Notwithstanding the foregoing, the Compensation Committee may amend any outstanding Award without a participant’s consent to the extent it determines in its sole discretion that such amendment is necessary or advisable to ensure compliance with Section 409A of the Code or an exemption therefrom.

NEW PLAN BENEFITS
It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Amended and Restated 2019 Plan. As of February 22, 2024 the fair market value of a share of our common stock (as determined by the closing price quoted by the Nasdaq Global Select Market on that date) was $8.12.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain federal income tax considerations that may be relevant to participants under the Amended and Restated 2019 Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other considerations that may be relevant to a participant.
Incentive Stock Options.   In general, neither the grant nor the exercise of an incentive stock option results in taxable income to an option holder or a deduction to the Company. If the option holder holds the stock received upon exercise for at least two years from date of grant and one year after the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain, and the Company will not be entitled to a deduction. If, however, the shares are disposed of prior to the completion of this period (a “disqualifying disposition”), then the option holder will include, as compensation income for the year of the disposition, an amount equal to the excess of the fair market value of the shares upon exercise over the exercise price of the option, or if less, the excess of the amount realized upon disposition over the exercise price. The Company will be entitled to a corresponding deduction at that time. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year. If the sales price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year.
Under the Amended and Restated 2019 Plan, incentive stock options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of Common Stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares of Common Stock received equal to the number of shares surrendered will be the same as such surrendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have a holding period beginning on the date of exercise.
If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares on the date of exercise and the exercise price). As a result, unless the shares acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.
Non-Qualified Stock Options.   A non-qualified stock option results in no taxable income to the option holder or deduction to the Company at the time it is granted. An option holder will recognize compensation income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in compensation income by the option holder. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will be short-term or long-term capital gain depending on whether the shares have been held for more than one year. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price and the amount included in income with respect to such option. Under the Amended and Restated

2019 Plan, non-qualified options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of Common Stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares will have a tax basis and a holding period equal to the tax basis and the holding period of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis equal to the fair market value on the date of exercise and their holding period will begin on such date.
Stock Appreciation Rights.   A recipient realizes no taxable income when an SAR is granted. Upon exercising an SAR, a recipient will realize ordinary income in an amount equal to the cash or value of the shares received. Generally, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise. A recipient’s tax basis in shares received upon the exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the recipient’s holding period for such shares will begin on such date. Upon the sale of shares received in exercise of an SAR, the recipient will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the recipient’s tax basis in such shares.
Restricted Stock.   Restricted stock received pursuant to Awards, including performance-based Awards, will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder of restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the restricted stock lapse, the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A holder’s tax basis in restricted stock will be equal to the fair market value when the forfeiture restrictions lapse, and the holding period for such shares will begin at that time. Upon a subsequent sale of the shares, the holder will realize short-term or long-term gain or loss, depending on whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the holder’s tax basis in the shares.
Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the holder, and the holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received. In general, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the holder. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.
Restricted Stock Units.   Participants will not recognize income upon the grant of Restricted Stock Units. Participants may not make a Section 83(b) election with respect to an Award of Restricted Stock Units. When Restricted Stock Units vest, the participant recognizes income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Withholding.   The Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or to take such other action as the Compensation Committee may deem advisable to enable the Company or any subsidiary and participants to satisfy tax obligations relating to any Award.
Million Dollar Deduction Limit.   Under Section 162(m) of the Code, the Company generally may not deduct remuneration paid to the chief executive officer and the chief financial officer of the Company and the three next highest paid executive officers (other than the chief executive officer and the chief financial officer) to the extent that such remuneration exceeds $1 million.
Nonqualified Deferred Compensation.   Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any Award that provides for the deferral of compensation, such as deferred stock and restricted stock units that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Amended and Restated 2019 Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the Award was earned, or if later, the date on which it vested.
Excess Parachute Payments.   If the vesting and/or payment of an Award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”
The Board of Directors recommends a vote “FOR” the adoption of the Amended and Restated 2019 Plan.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on Proxy Card)
The Company has retained Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2024. Although action by the shareholders on these matters are not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the shareholders, the Audit Committee may reconsider its selection.
One or more representatives of Grant Thornton are expected to attend the Annual Meeting. Representatives of Grant Thornton will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Services provided by Grant Thornton for the fiscal years ended September 30, 2023 and 2022 have included audits of the annual consolidated financial statements of the Company, audits of the effectiveness of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and other services related to filings made with the SEC. The aggregate fees billed by Grant Thornton in connection with services rendered during the fiscal years ended September 30, 2023 and 2022, respectively, were:
	Grant Thornton FY 2023	Grant Thornton FY 2022
Audit Fees	$636,908	$394,275
Audit Related Fees	115,500	15,750
Tax Fees	—	—
Total	$752,408	$410,025
Audit Fees
Audit fees for fiscal years 2023 and 2022 were for professional services rendered for the audit of the Company’s annual consolidated financial statements, auditing the effectiveness of the Company’s internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements.
Audit Related Fees
Audit-related fees were paid to Grant Thornton during fiscal year 2023 for services related to the audit of the required historical financial statements of certain assets acquired from Honeywell International, Inc. during fiscal year 2023. Audit-related fees were paid to Grant Thornton during fiscal year 2022 for services provided in the filing of the Company’s Registration Statement on Form S-3.
Tax-Related Fees
No tax-related fees were paid to Grant Thornton during fiscal years 2023 or 2022.
All Other Fees
No other fees were incurred in connection with services provided by Grant Thornton during fiscal years 2023 or 2022.

Pre-Approved Policies and Procedures
The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company and any changes to the terms of the engagement. The Audit Committee pre-approves all proposed non-audit related services to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement and a description of the services along with a fee proposal for the engagement. If agreed to by the Audit Committee, the Audit Committee formally accepts the engagement letter and fee proposal. Any proposal by the Company’s independent registered public accounting firm for non-audit services must be specific as to the particular services to be provided. Management and the independent registered public accounting firm must each confirm to the Compensation Committee that each proposed non-audit and non-audit related service is permissible under all applicable legal requirements. Requests can be submitted to the Audit Committee and approved in one of the following ways: by a request for approval of services at a meeting of the Audit Committee, or through a written request to the Audit Committee, which may be approved by a written consent by the Audit Committee or by a designated member of the Audit Committee. The Audit Committee approved all 2023 and 2022 fees paid to Grant Thornton.
Pursuant to the Audit Committee Charter, the Board has adopted a policy which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all other services prohibited by Sarbanes-Oxley and SEC regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit Committee assists the Board in its oversight of the financial reporting process. The Audit Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America (“GAAP”), and for reviewing the Company’s unaudited interim financial statements. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. However, the Audit Committee will take the appropriate actions to set an overall corporate “standard” for quality financial reporting, sound business risk practices, and ethical behavior.
The Audit Committee has the sole authority to appoint, determine funding for, and oversee the Company’s outside auditors (subject, if applicable, to shareholder ratification). In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to shareholder ratification), the Audit Committee conducts an annual assessment of the independent auditor’s performance, including, but not limited to, assessing the independent auditor’s qualifications and experience, the communication and interactions with the auditor over the course of the previous year, and the auditor’s independence, objectivity, and professional skepticism. In addition, the Audit Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records, and financial controls of the Company. The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board, in its business judgment, has determined that each of the directors on the Audit Committee is independent as required by Rule 5605(a)(2) of the listing standards of the Nasdaq. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that Mr. Bressner and Mr. Carolin satisfy Nasdaq’s definition of financial sophistication and each also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
In the performance of its oversight function of the Company’s overall financial reporting process and the financial statements for the 2023 fiscal year, the Audit Committee has:
•
reviewed and discussed the Company’s audited financial statements for the year ending September 30, 2023 with management and with the independent registered public accounting firm for the fiscal year ending September 30, 2023, Grant Thornton;

•
discussed with Grant Thornton the overall scope and plans for its 2024 audit, and met with representatives of the firm, both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting, and other such matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;

•
reviewed and discussed management’s report on internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley;

•
discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 26, as amended, “Communication With Audit Committees” (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit, its judgment as to the quality, not just the acceptability of the Company’s accounting principles; and
•
received written disclosures and the letter from Grant Thornton regarding its independence, as required by applicable requirements of the Public Company Accounting Oversight Board. All audit services provided by Grant Thornton to the Company, and related fees in fiscal year 2023 were pre-approved by the Audit Committee.

Based upon the review, reports, and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2023 be included in the Annual Report, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee:
Roger A Carolin (Chairman)
Glen R. Bressner
Stephen L. Belland
Parizad Olver (Parchi)

COMPENSATION OF DIRECTORS
The Company’s compensation program for non-employee directors for 2023 consisted of three elements of compensation: meeting fees, restricted stock or restricted stock unit awards, and an annual retainer. All cash fees were paid quarterly in arrears. Each non-employee director was entitled to a fee of $1,500 for each Board meeting attended and $1,500 for each committee meeting that is not held on the same day as a Board meeting. The Chairman of the Board received $35,000 per year in addition to the meeting fees and restricted stock or restricted stock awards. Mr. Bressner served as Chairman of the Audit Committee until June 2023 and received $3,000 per quarter. Mr. Carolin became Chairman of the Audit Committee in June 2023 and received $3,000 per quarter in addition to the meeting fees and restricted stock or restricted stock unit awards. The Chairman of the Compensation Committee received $5,000 per year in addition to the meeting fees and restricted stock or restricted stock unit awards. Each non-employee director, including the Chairman of the Board, was also paid an annual retainer of $25,000.
The Company also makes annual awards of restricted stock or restricted stock units, with each such unit representing a contingent right to receive one share of common stock upon vesting, to non-employee directors under the 2019 Plan. The target value of such annual awards was $50,000 for each non-employee director for 2023. The number of shares underlying such annual awards are calculated based upon the price of the Company’s common stock at the close of business on the date of the Company’s annual meeting and such shares vest on the first anniversary of the date of grant. A director who resigns during the course of the year will vest in and receive a pro rata portion of the shares that he or she otherwise would have vested (in the case of restricted stock) or received (in the case of restricted stock units) had no such resignation occurred, based on the number of days served during the applicable calendar year.
With respect to the fiscal year ended September 30, 2023, the Company’s common stock closed at a price of $8.10 per share on January 3, 2023. Because the Company transitioned from a calendar year grant period to a one-year grant period beginning at each annual meeting, each non-employee director received (i) a grant of 1,742 restricted stock units on January 3, 2023 vesting 100 days following the date of grant, and (ii) a grant of 6,868 restricted stock units on April 13, 2023 vesting one year following the date of grant.
In addition, all directors are reimbursed for reasonable travel and lodging expenses actually incurred in connection with required attendance at Board and committee meetings.
Director Compensation Table
The following table provides information on the total compensation earned by each non-employee director of the Company for the fiscal year ended September 30, 2023:
Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation $	Total $
Glen R. Bressner	82,241	64,109	—	—	—	—	146,350
Winston J. Churchill(3)	43,250	14,110	—	—	—	—	57,360
Roger A. Carolin	73,750	64,109	—	—	—		137,859
Stephen L. Belland	53,667	64,109	—	—	—	—	117,776
Parizad Olver (Parchi)	47,500	64,109	—	—	—	—	111,609

(1)
The amounts reported in this column include fees paid for attendance of Board and Board committee meetings and annual retainer for each non-employee director for the year ended September 30, 2023.

(2)
The amounts reported in this column represent the grant date fair value, computed based on the compensation cost recognized for financial reporting purposes by the Company in accordance with the valuation guidelines of Accounting Standards Codification (“ASC”) 505-50, “Equity-Based Payments to Non-Employees” and ASC 718 “Compensation — Stock Compensation” with respect to the stock awards granted to each non-employee director during the fiscal year ended September 30, 2023. See also Note 3, under the heading “Share-Based Compensation,” to the Company’s audited financial statements as filed in the Annual Report, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards. In addition, as of the close of the fiscal year ended September 30, 2023, none of the non-employee directors held outstanding options to purchase stock of the Company.
(3)
Mr. Churchill was a member of the Board until April 13, 2023.

EXECUTIVE OFFICERS
Set forth below is a table identifying the Company’s current executive officers who are not identified in the tables above. Biographical information for Dr. Askarpour is set forth above.
Name	Age	Position
Shahram Askarpour	66	Director and Chief Executive Officer
Relland M. Winand(1)	69	Interim Chief Financial Officer

(1)
On November 8, 2023, Michael Linacre, Chief Financial Officer of Innovative Solutions and Support, Inc., notified the Company of his resignation from all of his positions with the Company, effective immediately. Relland M. Winand was appointed as interim Chief Financial Officer of the Company on November 8, 2023.

Relland M. Winand was appointed as interim Chief Financial Officer of the Company on November 8, 2023. Mr. Winand, age 69, previously served as the Company’s Chief Financial Officer from December 2014 until his retirement in July 2022, after serving as the Company’s Controller from September 2014 to December 2014. Previously, Mr. Winand served in a number of executive financial capacities with public companies, including Chief Financial Officer of ECC International, Corp, a manufacturer of computer-controlled maintenance simulators primarily for the DoD and Vice President Finance and Administration of Traffic.com, Inc., a leading provider of accurate, real-time traffic information in the United States. Immediately prior to joining the Company, Mr. Winand was Chief Financial Officer from 2008 to 2013 of Orbit/FR, Inc., an international developer and manufacturer of sophisticated microwave test and measurement systems for aerospace/defense, wireless, satellite and automotive industries. From January 2014 until September 2014, Mr. Winand served as a consultant for Solomon Edwards Group LLC. He has over 30 years’ experience in financial management and reporting for both public domestic and international manufacturing companies. Mr. Winand received a B.S. in Accounting from Drexel University and an M.B.A. in Finance from Widener University.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s Proxy Statement with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s Proxy Statement for fiscal year 2024.
Submitted by the Compensation Committee:
Roger A. Carolin (Chairman)
Stephen L. Belland

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program and a description of the material factors underlying the decisions that resulted in the compensation provided to the Company’s President and Chief Executive Officer and Chief Financial Officer for the fiscal year ended September 30, 2023 (referred to herein as our “named executive officers”). The names of the Company’s 2023 named executive officers, together with their titles during the 2023 fiscal year, are:
•
Shahram Askarpour — President and Chief Executive Officer

•
Michael Linacre — Chief Financial Officer

Consistent with the SEC’s rules, compensation information for Mr. Linacre is included even though Mr. Linacre resigned on November 8, 2023 because Mr. Linacre served as a named officer during the 2023 fiscal year.
Objective of the Company’s Executive Compensation Program
The objective of the Company’s executive compensation program is to attract and retain exceptional individuals as executive officers and to provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company’s shareholders.
What the Company’s Executive Compensation Program is Designed to Reward
Overall, the Company’s executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer’s interest is aligned with those of the Company’s shareholders, and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executives for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the annual personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company’s shareholders and provide an additional incentive to executive officers to contribute to the achievement of the Company’s financial and strategic objectives.
General Executive Compensation Policies
Process for Setting Total Compensation
Generally, upon hiring or promoting a named executive officer, the Compensation Committee sets the executive’s initial level of base salary and other compensation on the basis of subjective factors, including experience, individual achievements, and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses, and equity-based awards for each named executive officer may be adjusted from year to year based upon each named executive officer’s annual review and level of attainment of personal and corporate goals and objectives, including Company financial performance, shareholder return, and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company’s shareholders.
Each named executive officer’s annual review is a subjective process whereby the Chief Executive Officer or the Compensation Committee (as applicable, as described below) evaluates various factors relevant to the named executive officer’s contributions to the Company, such as the executive’s role in the development and execution of strategic plans, leadership skills, motivation, and involvement in industry groups. The weight given to such factors may vary from one named executive officer to another.
The Compensation Committee seeks recommendations from the Chief Executive Officer regarding changes to the overall compensation level or any particular element of compensation for the other named executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing each other named executive officer’s performance, and for making recommendations for the Company’s compensation plan for such executive officer for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer in light of his proximity to the other executives and his knowledge of their contributions to the Company. The Compensation Committee independently reviews the performance of the Company’s Chief Executive Officer.
In 2022 and 2023, the Compensation Committee engaged FW Cook to advise the Compensation Committee with respect to best practices, competitive market data based on comparison companies and trends in the area of executive compensation, as well as ongoing regulatory considerations. The Compensation Committee has determined that FW Cook, which does not perform any work for the Company other than its services for the Compensation Committee, is independent and that its services do not raise any conflict of interest with the Company or any of the Company’s executive officers or directors.
Consideration of Shareholder Advisory Vote on Executive Compensation
Based upon the vote of the Company’s shareholders at the 2023 annual meeting of shareholders, the Company currently provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three (3) years. At the Company’s annual meeting of shareholders held in 2023, over 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this voting result affirms shareholders’ strong support of the Company’s approach to executive compensation The Compensation Committee will consider the outcome of the 2023 say-on-pay vote when making future compensation decisions for the named executive officers. The next time the Company is scheduled to hold a say-on-pay vote is at the Company’s annual meeting of shareholders to be held in 2026.
Elements of Compensation
The Company’s executive compensation program consists of the following elements of compensation, each described in greater depth below:
•
Base Salary;

•
Annual Bonus;

•
Equity-based Compensation;

•
General Benefits.

In determining the different elements of compensation to provide to the named executive officers, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled named executive officers, and ensure that named executive officers’ interests are aligned with those of the Company’s shareholders. This may result in the named executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).
Base Salary
The Company pays base salaries to named executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for named executive officers to make meaningful contributions to the Company’s success because they are subject to increase based on the executive’s performance. The Compensation Committee sets the initial base salary level upon the hire or promotion of a named executive officer. Base salary levels are determined initially based on the named executive officer’s previous experience and employment, and the named executive officer’s expected duties and responsibilities with respect to the Company and considering market data provided by the Company’s independent compensation consultant. Thereafter, the Compensation Committee may increase a named executive officer’s base salary each year based on the results of the named executive officer’s annual review (which is conducted by the Chief Executive Officer for each of the other named executive officers and by the Compensation Committee for the Chief Executive Officer), and based on the Compensation Committee’s subjective assessment of the Company’s overall performance during the preceding year.
Annual Bonus
The Compensation Committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company. From time to time, the Company may award discretionary annual bonuses to the named executive officers and may agree, in hiring or promoting a named executive officer, to a target bonus opportunity, expressed as a percentage of base salary, in any case, to be paid only if the Company determines that the Company has attained its financial performance goals or other objectives.
The named executive officers’ 2023 target annual bonus opportunities were as follows:
Named Executive Officer	Annual Bonus Opportunity as a % of Base Salary
Shahram Askarpour	75%
Michael Linacre	40%
66% of the potential annual incentive opportunity was based on the achievement of financial performance targets and the remaining portion of the annual incentive was based on a qualitative assessment of performance. In 2023, the Company chose Revenue and Operating Income as its financial performance metrics. In the case of Dr. Askarpour, the qualitative assessment took into account organic growth, progress on mergers and acquisitions, progress on autonomous flight initiatives, increased strategic partnerships and investor relations activities. In the case of Mr. Linacre, the qualitative assessment considered investor relations activities, quality of financial accounting, mergers and acquisitions support, and progress toward additional financing.
Performance Measures	Target 100%	Maximum 150%	Weight (%)
Revenue ($)	$27,748,000	$41,622,000	33%
Operating Income ($)	$4,353,193	$6,529,789	33%
Qualitative	—	—	33%
In 2023, the Company achieved $29,361,916 in adjusted revenue and $6,964,804 in adjusted operating income, and the Compensation Committee determined that each of Dr. Askarpour and Mr. Linacre achieved their qualitative goals at 100%. As a result, the Compensation Committee approved annual incentive bonuses of $355,816 and $118,605 for Dr. Askarpour and Mr. Linacre, respectively.
The 2023 annual cash incentives were paid to Dr. Askarpour on November 12, 2023 and to Mr. Linacre on December 12, 2023. The payments are listed as 2023 compensation in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”
Equity-based Compensation
The Company awards equity-based compensation to named executive officers in order to provide a link between the long-term results achieved for its shareholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in the Company’s long-term success (see the section titled “Equity Compensation Plan Information” below). Such awards are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material, non-public information.
In 2023, we granted 200,000 option shares and 100,000 RSUs to Dr. Askarpour and 12,210 option shares to Mr. Linacre as part of the annual equity grant. 50% of Dr. Askarpour’s option shares vested immediately upon the date of grant, and the remaining shares vest on a quarterly basis such that the entire award will be fully vested one year from the date of grant. 25% of Dr. Askarpour’s RSUs vested immediately upon the date of grant, and the remaining RSUs vest on a quarterly basis such that the entire award will be fully vested on the third anniversary of the date of grant. Mr. Linacre’s option shares were scheduled to vest in equal quarterly installments such that they would be fully vested on the fourth anniversary of the date of grant.
To reward Mr. Linacre for his performance during his first year of employment and incentivize him to continue his performance, the Compensation Committee approved an additional award of 6,082 restricted stock units and 12,164 option shares for Mr. Linacre on August 21, 2023. Both the restricted stock units and option shares were scheduled to vest annually at a rate of 25% on each anniversary of the date of grant commencing with the first anniversary, subject to his continued employment on the applicable vesting date. Upon Mr. Linacre’s resignation effective November 8, 2023, all of his unvested option shares and restricted stock units were forfeited.
General Benefits
The following are standard benefits offered to all eligible Company employees, including the named executive officers.
Retirement Benefits.   The Company maintains a tax-qualified 401(k) savings plan for all eligible employees, including the named executive officers, known as the Innovative Solutions and Support 401(k) Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. The Company makes a matching contribution to the Savings Plan at one half of each participant’s deferral rate, limited to a maximum contribution of 2% of base salary and subject to limitations imposed by the Internal Revenue Code.
Medical, Dental, Life Insurance, and Disability Coverage.   The Company makes available medical, dental, life insurance, and disability coverage to all active eligible employees, including the named executive officers.
Other Paid Time-Off Benefits.   The Company provides vacation and other paid holidays to all employees, including the named executive officers.
Employment Agreements
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements or other contractual agreements are appropriate.
The Company entered into an amended and restated employment agreement with Dr. Askarpour on April 14, 2022 in connection with his appointment as Chief Executive Officer of the Company on January 14, 2022. The initial term of the employment agreement began on April 14, 2022 and will end on April 13, 2024. Pursuant to the terms of the agreement, the term extends for one additional year each subsequent April 14, unless either party provides written notice to the other party at least 30 days prior to the expiration of the then-current term that the term will not be renewed. The agreement provides for a base salary of $400,000 per year, which the Company determined to be appropriate given Dr. Askarpour’s increased duties and responsibilities as Chief Executive Officer. If Dr. Askarpour’s employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to Dr. Askarpour’s execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. The employment agreement contains covenants restricting Dr. Askarpour’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Dr. Askarpour’s employment. The employment agreement also contains standard confidentiality, assignment of invention, and non-disparagement provisions.
The Company entered into an offer letter agreement with Mr. Linacre on June 1, 2022 in connection with his hiring as the Chief Financial Officer of the Company. The offer letter provided for a base salary of

$230,000 per year, an annual target bonus amount equal to 30% of his base salary, a grant of restricted common stock of the Company (as described in the section titled “Equity-based Compensation” above) and certain relocation benefits. If Mr. Linacre’s employment had been terminated by the Company without “cause,” then, subject to Mr. Linacre’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. Linacre’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Mr. Linacre’s employment. The offer letter also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
As previously disclosed, Mr. Linacre resigned from his position as Chief Financial Officer effective November 8, 2023.
Change in Control Benefits
The Compensation Committee has the authority to accelerate the vesting of Company equity awards granted to named executive officers under the 2019 Plan upon a change in control of the Company (except for certain transactions that are expressly carved out under the 2019 Plan). The Company believes that such accelerated vesting is essential to maintaining the commitment and dedication of its key employees throughout a potential change in control of the Company. Unless otherwise determined by the Compensation Committee or provided in an award agreement, “change in control” is generally defined for these purposes as:
•
the acquisition in one or more transactions during any 12-month period by any “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 12-month period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Under Dr. Askarpour’s amended and restated employment agreement, in the event of a “change in control,” if a successor to the Company fails or refuses to either materially assume the Company’s obligations under Dr. Askarpour’s employment agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under his employment agreement, then Dr. Askarpour may terminate his employment with “good reason” and, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. For purposes of Dr. Askarpour’s employment agreement, “change in control” is generally defined for these purposes as:
•
a “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, any employee benefit plan of the Company or its subsidiaries, is or becomes a “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 2-year period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Stock Ownership/Retention Requirements
The Company has adopted a Stock Ownership and Retention Policy that applies to its Section 16 officers. We believe that the Stock Ownership and Retention Policy aligns the interests of our management team, directors and shareholders.
The ownership requirement for our CEO and our executive officers is calculated as a multiple of base salary, as noted below:
Position	Minimum Ownership of Common Stock (as multiple of base salary)
CEO	3x
Other Section 16 Officers	1x
Compliance with the minimum share ownership requirement is determined annually as of September 30 each year and commenced December 31, 2023. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options.
Qualifying shares that count toward the ownership requirement include:
•
Shares owned outright (including shares held through an IRA, 401(k) account, spouse or dependent children, or shares held in trust for the benefit of the owner, his or her spouse, or his or her dependent children);

•
Shares underlying vested equity awards (including options, RSUs, PSUs and deferred shares).

Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its executive compensation program. Section 162(m) of the Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer or any of the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer). The Compensation Committee considers the impact of this deductibility limitation on the compensation that it intends to award, and may pay compensation that is not deductible if it determines that doing so is in the best interest of the Company and consistent with the Company’s executive compensation program. Through September 30, 2023, Section 162(m) of the Code has not affected the Company’s tax deductions. At the present time, the Compensation Committee believes that it is unlikely that the compensation paid to any of the Company’s employees in a taxable year will exceed $1,000,000.
The Compensation Committee considers the impact of various forms of compensation on the Company’s financial results. In particular, the Compensation Committee considers the potential impact on current and future financial results of all equity compensation that it approves.

NAMED EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
This Summary Compensation Table provides information on the total compensation earned by each named executive officer for fiscal years ended September 30, 2023, 2022 and 2021.
Name and Principal Position	Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation $	Option Awards $(2)	Stock Awards $(2)	All Other Compensation $(1)	Total $
Shahram Askarpour Chief Executive Officer	2023	400,000	—	355,816	852,000	819,000	12,592	2,439,408
	2022	369,616	300,000	—	—	—	6,585	676,201
	2021	300,000	—	—	—	—	5,700	305,700
Michael Linacre Former Chief Financial Officer	2023	233,770	—	118,605	111,264	49,994	162,491	676,124
	2022	53,077	25,000	—	—	49,997(3)	—	128,074

(1)
The amounts set forth in this column represent (i) for Dr. Askarpour, contributions to the his Savings Plan account for the applicable fiscal year, and (ii) for Mr. Linacre, $154,761 in relocation benefits and $7,730 in contributions to his Savings Plan account for the applicable fiscal year.

(2)
These amounts represent the aggregate grant date fair value determined in accordance with the valuation guidelines of ASC Topic 718 “Stock Compensation” with respect to the options granted to the named executive officers in the applicable year. See also Note 3, under the heading “Share-Based Compensation,” in the Company’s audited financial statements as filed in the Annual Report. The values do not correspond to the actual value that will be recognized by the named executive officers at the time such awards vest.

(3)
This award was inadvertently excluded from the Company’s 2022 proxy statement; however, the details of the award have been previously disclosed on Form 4.

Grants Of Plan-Based Awards
The following table sets forth information about non-equity and equity awards granted to the named executive officers in the fiscal year ended September 30, 2023.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			All other stock awards	All other option awards	Exercise price of option awards ($/Sh)	Grant date fair value if stock and option awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of shares of stock or units (#)	Number of securities underlying options (#)
Shahram Askarpour		—	300,000	450,000
	1/11/2023				100,000			819,000
	1/11/2023					200,000	8.19	852,000
Michael Linacre		—
	1/11/2023		100,000	150,000			8.19	54,945
	8/21/2023					12,210	8.22	56,319
	8/21/2023				6,082	12,164		49,994

(1)
The amounts included in this column are the dollar amounts representing the grant date fair value of each restricted stock unit or option share, as applicable, calculated in accordance with FASB ASC Topic 817, and do not represent the actual value that may be recognized by the named executive officers upon vesting of restricted stock units or options.

Outstanding Equity Awards At Fiscal Year-End
The following table provides outstanding stock option information for the named executive officers as of the end of fiscal year 2023:
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Shahram Askarpour	150,000(1)	50,000	8.19	1/11/2033	62,500(2)	475,000
Michael Linacre	—	12,210(3)	8.19	1/11/2033	6,082(4)	46,223
	—	12,164(4)	8.22	8/21/2033	5,915(5)	44,954

(1)
The award becomes vested according to the following schedule: 50% at the date of grant, and the remaining 50% on a quarterly basis, becoming fully vested on the first anniversary of the date of grant.

(2)
The award becomes vested according to the following schedule: 25% at the date of grant, and the remaining 75% on a quarterly basis, becoming fully vested on the third anniversary of the date of grant.

(3)
The award becomes vested according to the following schedule: 1/16th on each anniversary of the date of grant, becoming fully vested on the fourth anniversary of the date of grant.

(4)
The award becomes vested according to the following schedule: 25% on each anniversary of the date of grant, becoming fully vested on the fourth anniversary of the date of grant.

(5)
The award becomes vested according to the following schedule: 25% on the first anniversary of the date of grant, and the remaining 75% on a quarterly basis, becoming fully vested on the fourth anniversary of the date of grant.

Option Exercises And Stock Vested
The following table provides information on the value of stock options that were exercised and stock awards that vested during the fiscal year ended September 30, 2023 for each of our named executive officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise $	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Shahram Askarpour	—	—	37,500	297,000
Michael Linacre	—	—	1,972	15,184
Potential Payments Upon Termination Or Change In Control
Dr. Askarpour’s amended and restated employment agreement provides that if his employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. If Dr. Askarpour’s employment were terminated by the Company without “cause” or for “good reason” on September 30, 2023, the total amounts payable to Dr. Askarpour would be $429,126. For purposes of Dr. Askarpour’s employment agreement, “cause” generally means (a) the commission by or conviction of Dr. Askarpour, or plea of guilty or nolo contendere to, a felony or any crime involving dishonesty, disloyalty, or moral turpitude; (b) Dr. Askarpour’s willful misconduct or willful failure substantially to perform the duties of his position or his willful refusal to comply with the lawful directives of the Board; (c) a breach by Dr. Askarpour of his employment agreement or any written policies of the Company applicable to Dr. Askarpour; (d) any act or omission by Dr. Askarpour constituting dishonesty, fraud or embezzlement, or an intentional violation of Dr. Askarpour’s duty of loyalty to the Company under law; (e) Dr. Askarpour’s gross negligence in the performance of his duties; or (f) Dr. Askarpour’s poor job performance or other improper conduct not otherwise described above, except that cause shall not exist based solely on clauses (e) or (f), unless the Company has given Dr. Askarpour written notice of its intent to terminate his employment for cause, and allowed Dr. Askarpour thirty (30) days to cure such alleged poor job performance or other improper conduct. For purposes of Dr. Askarpour’s employment agreement, “good reason” generally means (a) a material reduction of Dr. Askarpour’s duties, responsibilities or authority; (b) a reduction of Dr. Askarpour’s base salary; (c) failure or refusal of a successor to the Company to either materially assume the Company’s obligations under Dr. Askarpour’s employment agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under his employment agreement, in any case, in the event of a “change in control”; (d) a relocation of Dr. Askarpour’s primary work location that results in an increase in his one-way commute by more than twenty-five (25) miles; or (e) a material breach of Dr. Askarpour’s employment agreement by the Company. See the section titled “Compensation Discussion and Analysis” for additional information.
Mr. Linacre’s offer letter provided that if his employment is terminated by the Company without “cause,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. If Mr. Linacre’s employment were terminated by the Company without “cause” on September 30, 2023, the total amounts payable to Mr. Linacre would have been $235,490. For purposes of Mr. Linacre’s offer letter, “cause” generally means (a) the indictment or conviction of Mr. Linacre, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (b) Mr. Linacre’s intentional action or an act of fraud, dishonesty or theft affecting the property, reputation, or business of the Company or its affiliates; (c) Mr. Linacre’s willful and persistent neglect of his duties and responsibilities; (d) Mr. Linacre’s failure or refusal to carry out the lawful directives of the Board; (e) Mr. Linacre’s diverting any business opportunity of the Company or its affiliates for his own personal gain; (f) Mr. Linacre’s omission of or misrepresentation of a significant fact on his employment application or resume; or (g) Mr. Linacre’s misuse of alcohol or drugs affecting his work performance. See the section titled “Compensation Discussion and Analysis” for additional information.
As previously disclosed, Mr. Linacre resigned from his position as Chief Financial Officer effective November 8, 2023. He did not receive any payments in connection with his termination of employment.
The Company’s Compensation Committee has the authority to accelerate the vesting of Company stock options granted to named executive officers under the 2019 Plan upon a change in control of the Company. See the section titled “Compensation Discussion and Analysis” for additional information
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
	PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based on TSR(4)	Net Income ($MM)
2023	$2,439,408	$2,394,368	$676,259	$661,666	$124.64	$6.02
2022	$676,201	$676,201	$188,028	$206,087	$122.93	$5.52

(1)
The Principal Executive Officer (“PEO”) in 2022 and 2023 is Shahram Askarpour. The Non-PEO NEOs for whom the average compensation is presented in this table for 2022 are Michael Linacre, Geoffrey S.M. Hedrick and Relland Winand, and for 2023 is Michael Linacre.

(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and NEOs set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards columns below, represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included in the Inclusion of Equity Values column below are the aggregate of the following components, as applicable: the fair value as of the end of the fiscal year of unvested equity awards granted in that year; the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; and the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
Dollar values assume $100 was invested in the Company for the cumulative period from September 30, 2021 to September 30, 2023, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

Adjustments Made To Determine Compensation Actually Paid
		2023	2022
Summary Compensation Table Total	PEO	$2,439,408	$676,201
	Average Non-PEO NEOs	$676,259	$188,028
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	PEO	$1,671,000	—
	Average Non-PEO NEOs	$161,258	$49,997
Fair value as of the end of the covered year of awards granted during year that remain unvested as of year-end	PEO	$689,560	—
	Average Non-PEO NEOs	$154,923	$68,056
Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO	—	—
	Average Non-PEO NEOs	$(6,092)	—
Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO	$936,400	—
	Average Non-PEO NEOs	$—	—
Increase/Deduction for change in fair value from prior year-end to vesting date of awards granted prior to that year that vested during year	PEO	—	—
	Average Non-PEO NEOs	$(2,030)	—
Deduction for fair value of awards granted prior to year that were forfeited during year	PEO	—	—
	Average Non-PEO NEOs	—	—
Compensation Actually Paid	PEO	$2,394,368	$676,201
	Average Non-PEO NEOs	$661,666	$206,087

Description Of Relationship Between NEO Compensation Actually Paid And Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the fiscal two-year period from 2022 through 2023.
Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during fiscal 2022 through 2023.

SHAREHOLDER PROPOSALS
Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2025 annual meeting of shareholders must submit such proposals to the Company at 720 Pennsylvania Drive, Exton, PA 19341, Attention: Shahram Askapour. In order for the proposal to be included in the proxy statement for the 2025 annual meeting of shareholders, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Exchange Act.
The Company’s Amended and Restated Bylaws provide that a shareholder proposal (including a shareholder nomination of a director) must meet certain predetermined requirements in order to be considered at an annual meeting of shareholders. In order to be considered, a shareholder’s proposal must be made in writing and delivered to, or mailed and received at, the Company’s principal executive offices not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders. However, in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, proposals must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice to the Secretary must set forth certain information as specified in the Company’s Amended and Restated Bylaws. In order to be included in the Company’s 2025 Annual Meeting proxy statement any shareholder proposal or director nomination must be received at the address listed above by November 4, 2024, but not before October 5, 2024, which is 120 days and 150 days, respectively, prior to the anniversary date of the release of this Proxy Statement.
Pursuant to Rule 14a-4(c)(1), as amended, under the Exchange Act, which governs a company’s use of discretionary proxy voting authority for a shareholder proposal which the shareholder has not sought to include in the proxy statement, if a proponent of a proposal fails to notify a company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2024 Annual Meeting of Shareholders, if the Company does not receive notice of a shareholder proposal, which the shareholder has not previously sought to include in the proxy statement, by December 31, 2023, the management proxies will be allowed to use their discretionary authority.
As of the date of this Proxy Statement, the Board knows of no other business which may properly be and is likely to be brought before the Annual Meeting. If a shareholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Exchange Act or the Company’s Amended and Restated Bylaws is properly brought before the Annual Meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the Annual Meeting, shares of common stock represented by proxies will be voted at the discretion of the proxy holders.
This Proxy Statement contains certain references to the Company’s website, website, www.innovative-ss.com. None of the information on the Company’s website is incorporated by reference in this Proxy Statement.
By Order of the Board of Directors
/s/ Shahram Askarpour

President and Chief Executive Officer
March 5, 2024

Appendix A
INNOVATIVE SOLUTIONS AND SUPPORT, INC.
AMENDED AND RESTATED 2019 STOCK-BASED INCENTIVE COMPENSATION PLAN
Section 1.   Purpose of the Plan.   The purpose of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.
Section 2.   Definitions.   As used herein, the following definitions shall apply:
2.1   “Award” means an award of Restricted Stock, Restricted Stock Units, Options, SARs, or other stock-based grant under the Plan.
2.2   “Award Agreement” means the written agreement, instrument or document evidencing an Award.
2.3   “Board” means the Board of Directors of the Company.
2.4   “Cause” means,
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;
(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Cause” shall mean, as determined by the Committee in its sole discretion, (i) the Participant’s willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company or any Subsidiary; (ii) the Participant’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant’s engaging in any business that directly or indirectly competes with the Company or any Subsidiary; (iv) disclosure of trade secrets, customer lists or confidential information of the Company, any Subsidiary or any affiliate thereof to a competitor or unauthorized Person.
The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
2.5   “Change in Control” means, unless otherwise determined by the Committee or provided in an Award Agreement:
(a)   the acquisition in one or more transactions during any 12-month period by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary, or (iii) a Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);
(b)   a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 12-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;
(c)   the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation; or
(d)   a complete liquidation or dissolution of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to a Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) or a sale or other disposition of all or substantially all of the assets of the Company (other than to a Person described in clauses (i), (ii) or (iii) of Section 2.5(a) above).
Notwithstanding the foregoing, a restructuring, reorganization or similar event in which the shareholders of the Company immediately before such event have “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company immediately after such event in substantially the same proportions as their ownership of shares of the Company immediately before such event shall not constitute a Change in Control.
2.6   “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.7   “Common Stock” means the common stock of the Company, par value $.001 per share.
2.8   “Company” means Innovative Solutions and Support, Inc., a Pennsylvania corporation, or any successor corporation.
2.9   “Committee” means the Compensation Committee of the Board, each member of which shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
2.10   “Consultant” means a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s securities.
2.11   “Disability” means,
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;
(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.12   “Effective Date” shall have the meaning set forth in Section 27 of the Plan.
2.13   “Eligible Individual” means any Employee, Non-Employee Director or Consultant.

2.14   “Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is an employee.
2.15   “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.
2.16   “Fair Market Value” means, on any given date, (i) if the shares of Common Stock are then listed on a national securities exchange, including the Nasdaq Global Select Market (“NASDAQ”), the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the shares of Common Stock as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code (and, with respect to Incentive Stock Options, Section 422 of the Code) and the applicable guidance thereunder.
2.17   “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.18   “Non-Employee Director” means a member of the Board who is not an Employee.
2.19   “Non-Qualified Option” means an Option or portion thereof not designated as an Incentive Stock Option, or which otherwise fails to qualify as an Incentive Stock Option.
2.20   “Option” means a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option.
2.21   “Participant” means any Eligible Individual who receives an Award.
2.22   “Person” means any natural person or entity, including any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or any foreign trust or foreign business organization, or any other entity that is not a natural person.
2.23   “Plan” means the Innovative Solutions and Support, Inc. 2024 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.
2.24   “Performance-Based Award” means an Award or portion of an Award the vesting, exercisability or settlement of which is based, in whole or in part, upon the attainment of performance goals.
2.25   “Prior Plan” means the Innovative Solutions and Support, Inc. 2009 Stock-Based Incentive Compensation Plan.
2.26   “Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.
2.27   “Restricted Stock Unit” or “RSU” means a right to receive a share of Common Stock at a future date, which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).
2.28   “Restriction Period” means the period during which Restricted Stock is subject to forfeiture.
2.29   “Stock Appreciation Right” or “SAR” means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise or the trading day immediately preceding the date of exercise, as determined by the Committee in its reasonable discretion over (ii) the exercise price of such Stock Appreciation Right.
2.30   “Securities Act” means the Securities Act of 1933, as amended. A reference to any provision of the Securities Act or rule promulgated under the Securities Act shall include reference to any successor provision or rule.
2.31   “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.
2.32   “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.
Section 3.   Eligibility.   Any Eligible Individual shall be eligible to receive an Award; provided, however, that only persons who are employees of the Company or any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) may be granted Incentive Stock Options. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.
Section 4.   Administration and Implementation of the Plan.
4.1   The Plan shall be administered by the Committee; provided, however, that the Board shall administer and otherwise exercise all powers of the Committee under the Plan with respect to Awards granted to Non-Employee Directors. Notwithstanding the foregoing, the Committee may make recommendations to the full Board regarding Awards to Non-Employee Directors. Any action of the Committee (or, as applicable, the Board) in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, the Subsidiaries, their respective employees, Participants, Persons claiming rights from or through Participants, and shareholders of the Company.
4.2   Notwithstanding Section 4.1, the Board shall serve as a “Secondary Committee” with the full authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act and administer the Plan with respect to such Awards. In all cases requiring an interpretation of the Plan related to an Award made by the Secondary Committee, the use of the term “Committee” herein shall refer to the Secondary Committee. Notwithstanding the foregoing, the Board may delegate to one or more officers or Board members the authority to act as a Secondary Committee with the same authority with respect to selecting the individuals to whom Awards are granted and establishing the terms and conditions of such Awards as the Secondary Committee has under the terms of the Plan.
4.3   Subject to the provisions of the Plan, the Committee (or, as applicable, the Board) shall have full and final authority in its discretion to (i) select the Eligible Individuals who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (v) determine whether performance goals to which the settlement of an Award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (vii) construe and interpret the Plan; (viii) delegate its responsibilities to officers or employees of the Company, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; (ix) engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person; and (ix) make all other determinations as it may deem necessary or advisable for the administration of the Plan; provided, however, that, except as otherwise permitted under Section 7 or Section 8 hereof, the Committee shall be prohibited from effecting a repricing, replacement, regrant through cancellation, repurchase for cash, or other modification of any outstanding Award, in any case, without shareholder approval as required by Section 9.4 hereof.
Section 5.   Shares of Common Stock Subject to the Plan.
5.1   Subject to adjustment as provided in Section 8, the total number of shares of Common Stock available for Awards under the Plan shall be 1,950,000, plus the number of shares of Common Stock that were authorized but unissued under the Prior Plan as of the Effective Date. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder.
5.2   All shares of Common Stock available for Awards under the Plan may be issued pursuant to Incentive Stock Options. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury.
5.3   Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.
5.4   If any shares subject to an Award under the Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations. In addition, each SAR granted under the Plan shall reduce the number of shares of Common Stock available for issuance under the Plan by the number of shares of Common Stock to which such SAR relates, rather than by the number of shares of Common Stock issued upon exercise of such SAR.
Section 6.   Awards.   Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement; provided that, notwithstanding anything in the Plan or the Award Agreement to the contrary, no portion of an Award may become vested (and no portion of the Restriction Period may lapse) prior to the first anniversary of the date of grant of the Award, subject to any accelerated vesting permitted under Article 7.
6.1   Options.   The Committee is hereby authorized to grant Awards of Options to Eligible Individuals. Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:
(a)   Exercise Price.   The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (or 110% of Fair Market Value of a share of Common Stock on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(b)   Term of Options.   The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years (or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(c)   Exercise of Option.   The Award Agreement governing each Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law, and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. Unless otherwise determined by the Committee or provided in an Award Agreement, each Option shall be exercisable for a period of 90 days following termination of employment by the Company (or a Subsidiary) without Cause and one year following termination of employment due to the Participant’s death or Disability (in any case, not beyond the expiration of the Option term), to the extent the Option was otherwise exercisable at the time of such termination. Unless otherwise determined by the Committee or provided in an Award Agreement, for any other termination of employment, the Option shall not be exercisable following termination of employment with the Company and the Subsidiaries.
(d)   Incentive Stock Options.   Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such shares. The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock or share option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence or does not otherwise qualify as an Incentive Stock Option, the portion of the Award in excess of such limit or that does not so qualify shall be a Non-Qualified Option.
(e)   No Shareholder Rights.   Until the issuance of the stock certificate (which may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) evidencing any shares of Common Stock to be delivered upon the exercise of an Option, no right to receive dividends or to vote, nor any other rights as a shareholder, shall exist with respect to any shares of Common Stock underlying the Option, notwithstanding the exercise of the Option.
6.2   Stock Appreciation Rights.   The Committee is hereby authorized to grant Awards of SARs to Eligible Individuals. The grant of SARs shall be subject to the following terms and conditions:
(a)   Each Award Agreement governing each SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which a SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of performance goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. Unless otherwise determined by the Committee or provided in an Award Agreement, each SAR shall be exercisable for a period of 90 days following termination of employment by the Company (or a Subsidiary) without Cause and one year following termination of employment due to the Participant’s death or Disability (in any case, not beyond the expiration of the SAR term), to the extent the SAR was otherwise exercisable at the time of such termination. Unless otherwise determined by the Committee or provided in an Award Agreement, for any other termination of employment, the SAR shall not be exercisable following termination of employment with the Company and the Subsidiaries.
(b)   A SAR granted under the Plan may be granted alone or in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the related Option is exercisable.
(c)   The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.
(d)   No Shareholder Rights.   Until the issuance of the stock certificate (which may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) evidencing any shares of Common Stock to be delivered upon the exercise of a SAR, no right to receive dividends or to vote, nor any other rights as a shareholder, shall exist with respect to any shares of Common Stock underlying the SAR, notwithstanding the exercise of the SAR.
6.3   Restricted Stock.   The Committee is hereby authorized to grant Awards of Restricted Stock to Eligible Individuals. Awards of Restricted Stock shall be subject to the following terms and conditions:
(a)   The Award Agreement governing each Restricted Stock Award shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.
(b)   During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c)   Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent, in either case, with the Participant designated as the registered owner. The certificate(s), if any, representing such shares shall be legended (physically or electronically) as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as provided in the Award Agreement, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).
(d)   Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock. Dividends shall be subject to the same restrictions as the underlying Restricted Stock unless otherwise provided by the Committee.

6.4   Restricted Stock Units.   The Committee is hereby authorized to grant Awards of Restricted Stock Units to Eligible Individuals.
(a)   The Award Agreement governing each RSU Award shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the RSUs may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the RSUs. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.
(b)   Upon the lapse of the Restriction Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding RSUs, the Company shall deliver to the Participant one share of Common Stock (or cash in lieu of delivering shares, as the case may be) for each outstanding and vested RSU; provided, however, that the Committee may elect to defer the delivery of Common Stock beyond the expiration of the Restriction Period only (i) with written permission of the Participant, and (ii) if such extension would not cause adverse tax consequences under Section 409A of the Code.
(c)   Until Common Stock is issued to the Participant in settlement of RSUs, the Participant shall not have any rights of a shareholder with respect to the RSUs or the shares issuable thereunder. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of RSUs has the rights of a shareholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to vote the shares or receive dividends or dividend equivalents upon the expiration of the applicable Restriction Period.
6.5   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals any type of Award other than an Award provided in Section 6.1, 6.2, or 6.3 hereof that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.
6.6   Additional Provisions Applicable to Awards.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan. In addition, the Committee may grant Awards in substitution for awards granted under any other plan of any business entity acquired by the Company or any Subsidiary.
Section 7.   Change in Control.   Notwithstanding any provision in the Plan to the contrary and unless otherwise provided in the applicable Participant’s Award Agreement, upon the occurrence of a Change in Control, the following provisions shall apply:
7.1   General.   In the event of a Change in Control, if (x) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (y) the securities of the Company or the successor corporation or company (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such Change in Control or (z) the Change in Control is not approved by a majority of directors on the Incumbent Board immediately prior to such Change in Control, then, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all, some or any of the Awards that are outstanding as of immediately prior to such Change in Control: (i) accelerate the vesting and, if applicable, exercisability of such Awards to the extent then unvested and, if applicable, unexercisable, such that such outstanding Awards are fully vested and, if applicable, exercisable as of immediately prior to such Change in Control, (ii) cancel outstanding vested Options and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option and/or SAR as of the date of the Change in Control over the exercise price or grant price (as applicable) of such portion (provided that any Option and/or SAR with a per share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one share of Common Stock on the date of the Change in Control shall be cancelled with no payment due the Participant), (iii) terminate Options and/or SARs immediately prior to the Change in Control, provided that the Company provide the Participant an opportunity to exercise the Option and/or SAR within a specified period following the Participant’s receipt of a written notice of such Change in Control and of the Company’s intention to terminate the Option and/or SAR prior to such Change in Control, (iv) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, accelerate the settlement of such Awards upon such Change in Control; (v) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the shares of Common Stock underlying such Awards less the amount the Participant is required to pay for such Shares, if any (provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such Change in Control), or (vi) take such other actions as the Committee deems appropriate. If any action is taken under this Section 7.1 with respect to any Performance-Based Award, the applicable performance goals shall be deemed satisfied based on the actual level of achievement of the applicable performance goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement prorated based on the date of the Change in Control. Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
7.2   Termination Following a Change in Control.   Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or as otherwise determined by the Committee prior to a Change in Control, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, as contemplated in Section 7.1 above, and a Participant’s employment or other service with the Company and the Subsidiaries is terminated by the Company or a Subsidiary without Cause or due to Disability or as the result of the Participant’s death, in any case, within 24 months following a Change in Control, (i) the unvested portion of such Participant’s Awards (including without limitation any awards received in substitution of an Award) shall vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Options and SARs (including without limitation options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of one year thereafter (but not beyond the stated term of such Option or SAR), and (iii) all other stock-based Awards (including without limitation any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clause (iii), if settlement of such Awards on such date would violate Section 409A of the Code, then such Award instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause or due to death or Disability, as applicable. At any time prior to a Change in Control, the Committee may choose to not apply this Section 7.2 with respect to all or any Awards.
7.3   Committee Authority.   The judgment of the Committee with respect to any matter referred to in this Section 7 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or Award Agreement.
Section 8.   Adjustments upon Changes in Capitalization.
8.1   In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in Section 5 of the Plan, and (v) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award.
8.2   In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 14.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
Section 9.   Termination and Amendment.
9.1   Changes to the Plan and Awards.   The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if (i) such action would increase the number of shares subject to the Plan, (ii) decrease the price at which Awards may be granted, or (iii) such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the Company’s shareholders for approval; provided, however, that, except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award.
9.2   The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.
9.3   Notwithstanding anything in this Section 9 to the contrary, any performance goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.
9.4   Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, nor may any underwater Option or underwater SAR be repurchased for cash, in any case, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.
Section 10.   No Right to Award, Employment or Service.   No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, transfer of employment or service between the Company and the Subsidiaries shall not be deemed a termination of employment or service.
Section 11.   Taxes.   Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock, or from any payroll or other payment due to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

Section 12.   Limits on Transferability; Beneficiaries.   No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or, with respect to Awards other than Incentive Stock Options, his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards (other than Incentive Stock Options) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (provided that any vesting conditions shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 13.   Foreign Nationals.   Without amending the Plan, Awards may be granted to Eligible Individuals who are foreign nationals or render services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.
Section 14.   Securities Law Requirements.
14.1   No shares of Common Stock may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Common Stock under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.
14.2   The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder. The certificates issued to evidence such shares, if any, shall bear appropriate legends summarizing such restrictions on the disposition thereof.
Section 15.   Liability; Indemnification.
15.1   The Committee, its members and any delegate or Person engaged pursuant to Section 4.3 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
15.2   To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each current or former officer or employee of the Company and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.
Section 16.   Termination.   Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.
Section 17.   Fractional Shares.   The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.
Section 18.   Discretion.   In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Eligible Individual, the Company, any Subsidiary, any affiliate, any shareholder or any other Person.
Section 19.   Section 409A.   The Plan and all Awards are intended to comply with, or be exempt from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Section 409A of the Code, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A of the Code. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Section 409A of the Code). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Section 409A of the Code shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Section 409A of the Code.
Section 20.   Governing Law.   The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, but without giving effect to the conflict of laws principles thereof.

Section 21.   Recoupment/Share Ownership.   Any Award granted pursuant to the Plan (and all shares acquired thereunder) shall be subject to mandatory repayment and clawback as may be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant’s Award Agreement. In addition, all Awards granted under the Plan (and all shares acquired thereunder) shall be subject to the holding periods set forth in the Company’s stock ownership guidelines, as in effect from time to time.
Section 22.   Unfunded Plan.   The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 23.   Other Benefits.   No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.
Section 24.   Costs.   The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.
Section 25.   Section 16(b) of the Exchange Act.   All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.
Section 26.   Successors and Assigns.   The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.
Section 27.   Effective Date.   The Plan was adopted by the Board on February 22, 2024. The Plan was approved by the shareholders of the Company on [           ], 2024, effective on such date (the “Effective Date”).

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE APRIL 18, 2024 ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Mr. Shahram Askarpour and Relland M. Winand and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 20, 2024 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 18, 2024, at the Company’s corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, IN FAVOR OF PROPOSAL NO. 2, AND IN FAVOR OF PROPOSAL NO. 3.
☒
Please mark your votes as in this example.

1.
Election of each of Messrs. Shahram Askarpour, Roger A. Carolin, Glen R. Bressner and Stephen L. Belland as directors of the Company for a term of one year:

Shahram Askarpour ☐	FOR NOMINEE ☐	WITHHOLD AUTHORITY
Stephen L. Belland ☐	FOR NOMINEE ☐	WITHHOLD AUTHORITY
Glen R. Bressner ☐	FOR NOMINEE ☐	WITHHOLD AUTHORITY
Roger A. Carolin ☐	FOR NOMINEE ☐	WITHHOLD AUTHORITY

2.
Adoption of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan.

3.
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2023:

☐ FOR	☐ AGAINST	☐ ABSTAIN
PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 2,
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, IN FAVOR OF PROPOSAL NO. 2, AND IN FAVOR OF PROPOSAL NO. 3.
Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy, unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial, or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Date:

SIGNATURE
Date:

SIGNATURE (if jointly owned)
Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
☐
Please check this box if you plan to attend the meeting.

BROADRIDGE CORPORATE ISSUER SOLUTIONS UO INNOVATIVE SOLUTIONS AND SUPPORT, INC P.O. BOX 1342BRENTWOOD, NY 71777 SCAN TO> VIEW MATERIALS &VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V28670-P04617KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INNOVATIVE SOLUTIONS AND SUPPORT, INC.The Board of Directors recommends you vote FOR the following proposal: 1. Election of each of Messrs. S ha hram Askarpour, Roger A. Carolin, Glen R. Bressner and Stephen L. Belland as directors of the Company for a term of one year.ForWithholdThe Board of Directors recommends you vote FOR theFor Against Abstainfollowing proposals:la.Shahram Askarpour2. Adoption of the Innovative Solutions and Support, Inc.1b.Roger A. Carolin3. Amended and Restated 2019 Stock-Based Incentive Compensation Plan.Ratification of the appointment of Grant Thornton LLP aslc.Glen R. Bressner the Company's independent registered public accounting firm for the fiscal year ending September 30, 2024.ld.Stephen L. Belland4. To transact any other business that may properly come before the meeting.YesNoPlease indicate if you plan to attend this meeting. 111Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ·Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V28671-P04617 INNOVATIVE SOLUTIONS AND SUPPORT, INC. 720 PENNSYLVANIA DRIVE, EXTON, PENNSYLVANIA 19341 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE APRIL 18, 2024 ANNUAL MEETING OF SHAREHOLDERSThe undersigned hereby appoints Mr. Shahram Askarpour and Relland M. Winand and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 20, 2024 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 18, 2024, at the Company's corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, IN FAVOR OF PROPOSAL NO. 2, AND IN FAVOR OF PROPOSAL NO. 3.PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.